UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
January 31, 2008

FORGEHOUSE, INC.
(Exact name of registrant as specified in Charter)

Nevada	333-124304	20-1904354
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1575 Northside Drive NW, Building 300, Suite 375
Atlanta, Georgia, 30318
(Address of Principal Executive Offices)

(770) 923-7765
(Issuer Telephone number)

Milk Bottle Cards, Inc.
127 East 18th Ave.
Vancouver, British Columbia, V5V 1E4 Canada
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Share Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Share Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Share Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

See Item 2.01 for a description of the Agreement and Plan of Exchange (the “Exchange Agreement”), dated January 31, 2008, among Milk Bottle Cards, Inc. (now known as ForgeHouse, Inc.; the “Company”) and three members of ForgeHouse, LLC (“ForgeHouse”). The terms “we,” “our,” and “us” shall have the same meaning as the “Company”; further, for post-RTO Closing matters, such terms shall collectively and individually include ForgeHouse.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Equity Exchange Transaction

The actions described herein were taken in connection with the Exchange Agreement and the Interest Purchase Agreement (“Interest Purchase Agreement”), dated January 31, 2008, among the Company and four members of ForgeHouse , who, collectively, with the three members who were parties to the Exchange Agreement, constituted all of the members of ForgeHouse (collectively, the “ForgeHouse Members”). Pursuant to the terms of the Exchange Agreement and the Interest Purchase Agreement, on January 31, 2008 (the “RTO Closing”), we sold and issued 10,500,000 shares of our common stock and paid $171,500 to the parties thereto in exchange for all of the membership interests in ForgeHouse. At the RTO Closing, ForgeHouse became a wholly-owned subsidiary of the Company.

Related Transactions

Preferred Stock Financing

The RTO Closing was conditioned upon, among other things, the closing of a private placement (the “Preferred Stock Financing”) of the Series A Convertible Preferred Stock, the issuance of which itself was conditioned upon the filing with the Secretary of State of the State of Nevada of (i) Amended and Restated Articles of Incorporation that, among other things, authorized a class of 10,000,000 shares of preferred stock and (ii) a Certificate of Designation to designate the relative rights and preferences of the series of 2,000,000 shares of Series A Convertible Preferred Stock.

Concurrently with the RTO Closing, in the Preferred Stock Financing, we sold and issued 2,000,000 of our securities (consisting of 2,000,000 shares of Series A Convertible Preferred Stock and 2,000,000 warrants exercisable for an equivalent number of shares of common stock), private placement to certain accredited investors (the “Investors”) in exchange for gross proceeds of $2,100,000. The warrants vested immediately, are exercisable at a price of $1.00 per share, and expire on January 31, 2010. We are required to file a registration statement registering the common stock into which the preferred stock can be converted and the common stock underlying the warrants within 120 days of RTO Closing, and such registration statement must be effective within 210 days of RTO Closing.

Proceeds from the Preferred Stock Financing were used as follows: (i) approximately $250,000 to pay in full ForgeHouse’s outstanding promissory note in favor of North Atlanta Bank; (ii) $171,500for the acquisition of ForgeHouse’s membership interests, as described above; (iii) $240,000 for accrued interest and fees in respect of ForgeHouse’s loan transactions (the “Arngrove Debt”) with Arngrove Group Holdings Ltd. (“Arngrove”); (iv) $128,500 for accrued management fees due to Arngrove (which the Company has accounted for as additional interest expense); (v) $50,000 in connection with the Stock Repurchase Agreement, dated January 31, 2008, between our former president and us; (vi) $300,000 for repayment of loans made to us so that we could lend an equivalent sum to ForgeHouse prior to the RTO Closing; (vii) $250,000 for certain costs of the acquisition and Preferred Stock Financing transactions; and (viii) approximately $600,000 for the Company’s operating capital needs during the six-month period following the RTO Closing.

Repurchase Agreement

Simultaneously with the RTO Closing, Ms. Milkovich agreed to resign as an officer of the Company. She and we also closed the transaction contemplated by the Stock Repurchase Agreement, as a result of which we purchased from her 35 million shares of our common stock in consideration of a payment by us of $50,000.00 in cash and the transfer to her of all of our historical operating assets.

Corporate Name Change

Pursuant to the terms of the Exchange Agreement, we changed our name to “ForgeHouse, Inc.,” which was accomplished through the filing of our Amended and Restated Articles of Incorporation, as described below.

Incentive Plan

Prior to RTO Closing, we implemented the 2008 Incentive Plan (the “Plan”), which was adopted by our board of directors (“Board”) and consented to by our majority stockholder. For information regarding the Plan, see “2008 Incentive Plan,” below.

Reasons for the Transactions

In reaching its decision to approve the Exchange Agreement and all related transactions, our Board considered numerous factors pertaining to our pre-RTO Closing business model and operations, including the facts that (i) we had generated only $476 in revenue since inception and incurred $41,273 in expenses through October 31, 2007; (ii) we were issued an opinion by our auditors that raised substantial doubt about our ability to continue as a going concern based on our financial position; and (iii) we believed we would have to had raise additional monies through sales of our equity securities or through loans from banks or third parties to continue our business plan. Our Board considered numerous potential benefits and material factors pertaining to the equity exchange transaction, including the following:

•

the belief that, after reviewing our ongoing financial condition, results of operations and business and earning prospects, and notwithstanding the concerted efforts of management and our Board to scale our business and increase revenues and profitability, remaining an independent operating company focusing on our remaining businesses was not reasonably likely to create greater value for our stockholders than the prospects presented by the equity exchange transaction;

•	the belief that the equity exchange transaction with ForgeHouse represented the most favorable alternative reasonably available for our stockholders in the short-term;
•

the belief that the benefits to us contemplated in connection with the transactions contemplated by the Exchange Agreement, including the funds that were expected to be made available by the Investors in connection with the Preferred Stock Financing, were likely to be achieved within a reasonable time frame; and

•	the due diligence and negotiation process undertaken by us and the ForgeHouse Members in connection with the negotiation of the Exchange Agreement.

Our Board also considered a number of potentially negative factors in reaching its decision to approve the transactions contemplated by the Exchange Agreement, including the possible dilution to our common stockholders and the following:

•	the risk that the potential benefits of such transaction may not be realized, in part or at all;
•	the significant costs involved in consummating such transaction and related transactions; and
•	the potential negative effect on our stock price as a result of the public announcement of the consummation of such transaction and related matters.

Regulatory Approvals

There were no material federal or state regulatory approvals required for completion of the transactions contemplated by the Exchange Agreement or related transactions, other than the approval of certain actions by our stockholders under the corporate law of the State of Nevada, which actions were approved.

Beneficial Ownership and Operations Following the RTO Closing

Following the RTO Closing, our principal business will be that carried on by ForgeHouse. See “Security Ownership of Certain Beneficial Owners and Management” and “Description of Business” below for more information.

Concurrently with the RTO Closing, ForgeHouse’s management team assumed various management positions with us and will assume the position of chairman of our Board. Also, Messrs. John Allen Britchford-Steel and Jose M. Alonso, ForgeHouse’s indirect majority owners, entered into employment agreements with us that took effect as of the RTO Closing. See “Employment Agreements” below.

Accounting Treatment

For accounting purposes, the acquisition was treated as a recapitalization of ForgeHouse with ForgeHouse as the accounting acquirer (a reverse acquisition). Our historical financial statements prior to the acquisition are those of ForgeHouse. Historical stockholders’ equity of ForgeHouse prior to the RTO Closing were retroactively restated (a recapitalization) for the equivalent number of shares received in the exchange transaction. Loss per share for the periods prior to the exchange transaction are restated to reflect the number of equivalent shares received by ForgeHouse. As a result of the RTO Closing, our fiscal year-end has been changed to December 31, the fiscal year-end of ForgeHouse, as the accounting acquirer.

Certain pre-RTO Closing members of ForgeHouse own 37.5% of our common stock (or 35% if all of the Series A Convertible Preferred Stock is converted into common stock and, in either case, assuming that none of the outstanding options or warrants is exercised). The holders of our common stock have the right to elect two members to our Board, as do the holders of the Series A Convertible Preferred Stock. The fifth member of our Board is initially to be agreed upon by the other four directors; therefore, no block of stockholders has the ability to appoint a voting majority of our directors. ForgeHouse was determined to be the accounting acquirer based upon a determination that the former ForgeHouse Members (1) are the largest minority stockholder group, (2) represent all members of senior management, and (3) paid a premium for our equity interests over their market value.

Material Federal Income Tax Consequences

ForgeHouse was treated as a partnership for federal income tax purposes. Federal income taxes are not payable, or provided for, by ForgeHouse. The ForgeHouse Members report their proportionate share of ForgeHouse’s income or losses. ForgeHouse’s income or losses are allocated among the ForgeHouse Members in accordance with its Amended and Restated Operating Agreement and Georgia state law.

Neither ForgeHouse, the ForgeHouse Members, nor we expect that the transaction contemplated by Exchange Agreement will qualify as a tax-free or tax-deferred reorganization, as defined in the Internal Revenue Code of 1986, as amended. The ForgeHouse Members incurred a tax liability by virtue of such transaction. However, we have been advised by the ForgeHouse Members that the amount of gain that each of them recognized by virtue of such transaction was less than or equal to the amount of their respective suspended losses generated by ForgeHouse’s losses that were, in the aggregate, greater than their respective capital bases in ForgeHouse. Our stockholders did not exchange their common stock in the equity exchange transaction and, accordingly, did not recognize any taxable gain or loss as a result of the equity exchange transaction.

Arngrove and After All

At the RTO Closing, we purchased the membership interests in ForgeHouse owned of record and beneficially by certain affiliates of Arngrove for the aggregate sum of US$171,000. The Arngrove Debt was restructured so that, from and after the RTO Closing, the Arngrove Debt will accrue simple interest at a rate of six percent per annum. The repayment terms of the Arngrove Debt were amended as follows: (i) at the RTO Closing, we paid to Arngrove $240,000 for accrued interest and fees; (ii) commencing on December 31, 2008, and continuing on the last day of the two immediately succeeding June’s and December’s thereafter, we shall pay the principal of the Arngrove Debt to Arngrove in five payments of $280,000 each; (iii) all accrued and unpaid interest on the Arngrove Debt shall be paid on December 31, 2010, concurrently with the fifth and final principal payment; and (iv) as mandatory pre-payments, we shall pay to Arngrove an amount equivalent to 20% of the net funding received by us from any future equity or debt financings after the RTO Closing.

The debt (“After All Debt”) currently owed to After All Limited (“After All”) was restructured so that, from and after the RTO Closing, the After All Debt will accrue simple interest at a rate of six percent per annum. The repayment terms of the After All Debt were amended as follows: (i) commencing on December 31, 2008, and continuing on the last day of the two immediately succeeding June’s and December’s thereafter, we shall pay the principal of the After All Debt to After All in five payments of $40,000 each; (ii) all accrued and unpaid interest on the After All Debt shall be paid on December 31, 2010, concurrently with the fifth and final principal payment; and (iii) as mandatory pre-payments, we shall pay to After All an amount equivalent to 20% of the net funding received by us from any future equity or debt financings after the RTO Closing.

The Arngrove Debt and the After All Debt is subordinate to the $2,100,000 in investment capital provided to us at the RTO Closing by the Investors.

We also provided to Arngrove and After All acceptable assurances that the current ForgeHouse software shall not be transferred to an unaffiliated third-party until the Arngrove Debt and the After All Debt have been repaid in full. As of the RTO Closing, all rights in and to such software owned or held by Arngrove were transferred to ForgeHouse, such that ForgeHouse has all of such rights vis-à-vis Arngrove.

Lock-Up

The common stock issued pursuant to the Exchange Agreement, the options granted under the Employment Agreements, and the common stock underlying such options are all subject to a two-year restriction on any sale, transfer, assignment, pledge or other derivation of economic value by the holders thereof. If, during such two-year period, a member of our management who owns such securities is dismissed for “cause” or terminates employment without “good reason” (as those terms are defined in the Exchange Agreement), then such securities owned by such individual will be subject to a right of first refusal in favor of all other members of our management and, in respect of such securities remaining unpurchased, thereafter in favor of the holders of the Series A Convertible Preferred Stock. Notwithstanding the term of such lock-up, if the holder is an employee and is terminated without cause or terminates his or her employment for good reason, such holder may, during each calendar quarter of the lock-up, sell, pledge, hypothecate, or otherwise derive economic value from an amount of such shares equivalent to not more $25,000, as particularly stated in the holder’s Lock-Up Agreement.

Post-RTO Closing (Symbol Change; CUSIP Number; Fiscal Year-End)

Effective February 4, 2008, in connection with the change of our name, our trading symbol changed from “MBTL” to “FOHE” And our CUSIP number relating to our common stock changed to 346299 10 0. Furthermore, the transaction contemplated by the Exchange Agreement was treated as a “reverse merger”; therefore, in accordance with reverse merger accounting, our fiscal year-end was changed from January 31 to December 31, which is the fiscal year end of ForgeHouse.

PART I

Item 1. Description of Business.

See Forward Looking Statements below.

General

The Company is a corporation that was formed in Nevada on November 19, 2004. The Company’s wholly-owned subsidiary, ForgeHouse, is a limited liability company that was organized in Georgia on June 24, 2002. Our principal place of business is at 1575 Northside Drive NW, Building 300, Suite 375, Atlanta, Georgia 30318. We develop, market, sell, and distribute software for both the commercial and governmental marketplace.

Products

Our products include a web-based software application product called “OneVision®” (referred to herein as “OneVision”), which offers solutions for clients requiring compliance standards to automate best practices, policies, and procedures.

OneVision is a software application that acts as a virtual command and control system for security, safety, and maintenance operations. The architecture of OneVision enables minute-by-minute monitoring of policies and procedures across the entire organization, with constant monitoring and process improvement. OneVision is highly configurable and scaleable and is suited for the government, the military, critical infrastructures, Fortune 1000 corporations, and commercial markets. OneVision is highly flexible and can be configured for facilities and organizations with single and multiple sites world-wide.

We have also developed software that enables access and data collection to the OneVision application via mobile technologies (“PDA”). This software, known as MORe, enables security officers, maintenance engineers, and other field operatives to download and undertake mobile tours and inspections scheduled in OneVision and to report directly into the OneVision server from internet enabled PDAs for incident reporting and compliance.

Sales, Marketing, and Distribution

We are a customer-oriented business. To this end, we plan to build internal sales and support capabilities through a direct sales force to implement our go-to-market strategies and tactical implementation plans for new account acquisition, existing partner growth, and marketing “best practices.” As we establish our modes of selling, we will seek to build an indirect sales channel through key distributors, value-added resellers, and original equipment manufacturers. Currently, we are working to enhance the capabilities of our software platform to meet additional needs as identified or requested by our customers. These additional feature-sets will be included in new version releases, which are currently not available. Once they are available, our direct sales force, and eventually our indirect sales force, will assist with distributing the new product to current and new customers.

Real Property

We sublease property at 1575 Northside Drive NW, Building 300, Suite 375, Atlanta, Georgia, 30318. The fair market value for our office space is $2,450 per month. While our office space has been adequate for us in the past, we anticipate moving in the near-term to satisfy our on-going and expected future needs.

Legal Proceedings

We are not a party to any pending legal proceeding.

Competition

The software development industry is highly competitive. The principal areas of competition are price, delivery time, customer service, and ability to meet customer needs. Our products compete with a wide range of products produced by a relatively large number of manufacturers, most of which have substantially greater financial, marketing, and distribution resources than we do.

As consolidation in the software industry continues, fewer companies dominate particular markets, changing the nature of the market and potentially providing consumers with fewer choices. Also, many of these companies offer a broader range of products than ours, so we may not be able to compete effectively against these competitors. Furthermore, we may use strategic acquisitions, as necessary, to acquire technology, people and products for our overall product strategy. The trend toward consolidation in this industry may result in increased competition in acquiring these technologies, people or products, resulting in increased acquisition costs or the inability to acquire the desired technologies, people or products. Any of these changes may have a material adverse effect on future revenues and operating results.

Price competition is often intense in the software market, especially for security software products. Many of our competitors have significantly reduced the price of their products. Price competition may continue to increase and become even more significant in the future, resulting in reduced profit margins. Competitive pressures in the security software category could also cause our products to be unable to gain or lose market-share or result in price erosion, which could have a material adverse affect on business and results.

To date, our significant competition includes the following companies: D3 Security Management Systems, Tiscor, PPM 2000, Siebel Field Service (Oracle), Flexguard, Send Word Now.

Our unique software solution offers a comprehensive security and safety software platform. Most of the companies providing security software focus on incident management, broadcast alert, and/or tour verification. We have created a solution that combines seamless incident management/mobile reporting and tour verification, and, in addition, we added a task scheduler, officer guidance through incidents, threat level management, automatic emergency alert notification, tenant services, procedure management, extensive reports, and trend analysis into one software platform. The competitors generally offer only a portion of OneVision’s following features:

•	Departmentalized regional management, customizable even on a per-site basis from global to local management;
•	Threat level management from global to local sites;
•	Direct-automated emergency alerts to key personnel (versus alerts sent by dispatcher);
•	Compliance-driven alert if task is not completed, with user, time and date stamp;
•	Alternate schedules functionality (threat level management);
•	Managing by exceptions (incomplete and irregularities found by officers while on tour are reported automatically);
•	Built-in task scheduler with confirmation;
•	Integration with smart cameras, sensors, access control, and other legacy systems;
•	Managers have one login to review all security and maintenance issues throughout their sites or clients;
•	Best practices and compliance platform; and
•	Sold as a hosted or enterprise solution.

Dependence on One Major Customer

Effective as of April 15, 2007, we entered into a three-year Service and Software License Agreement (the “Software License”) with Securitas Security Services USA, Inc., pursuant to which Securitas became a licensee of certain of our software. The Software License is exclusive with respect to private sector security guard companies in the United States; however, it is non-exclusive with respect to governmental entities and to companies that utilize third-party vendors to provide their security guard services. The Software License is subject to early termination upon the “Default” of either party, which is defined as any of a bankruptcy proceeding, a dissolution, an inability to pay obligations as they come due (in conjunction with a written acknowledgement thereof), or a material breach under the Software License. The Software License consisted of a non-transferable limited license in favor of Securitas to use the licensed software at specified locations solely for the purpose of Securitas providing facility security services to its customers. Pursuant to the terms of the Software License, Securitas is to pay certain fees to us, consisting of a base monthly service fee and additional annual service fees, as required. During the nine months ended September 30, 2007, we derived sufficient revenues resulting from the Software License for us no longer to be considered to be a “development stage” company. Notwithstanding such change in accounting treatment, we cannot provide any assurance that the Software License will be expanded nor that we will receive sufficient revenues therefrom to effectuate our business plan or to generate profitable operations. Further, during the nine-month period ended September 30, 2007, the Software License constituted the source of substantially all of our revenues.

Intellectual Property

We have been granted patents in India, Australia, and South Africa. We also have patents pending in the United States, Canada, Israel and Europe.

COUNTRY	APPLICATION # /	PATENT No. /
UNITED STATES Provisional App.	60/377,013	EXPIRED
INTERNATIONAL PCT APPLICATION	PCT/US03/13434	N/A
UNITED STATES National Stage App.	10/526,319	Publication # 2006/0064305
AUSTRALIA National Stage App.	2003234303	Patent # 60/377,013
CANADA National Stage App.	2483598	N/A
EUROPEAN UNION National Stage App.	1504394	N/A
INDIA National Stage App.	200400605	Patent # 203148
SOUTH AFRICA National Stage App.	200409642	Patent # 200409642
ISRAEL National Stage App.	164870D	N/A

Furthermore, we have registered trademarks with the United States Patent and Trademark Office for the following:

•	OneVision®
•	ForgeHouse®

Regulation

We are subject to various state and local statutes and regulations, including those relating to the export of technology outside the United States. Compliance with these provisions has not had, and we do not expect such compliance to have, any material adverse effect upon our capital expenditures, net income, or competitive position. Regulatory guidelines, however, are constantly changing, and there can be no assurance that our products will be able to comply with ongoing government regulations. We acknowledge ongoing litigation in the intellectual property arena. If adverse decisions are handed down, compliance may have an effect on our capital expenditures, net income, or competitive position

Government mandates and new legislation are driving enterprises to improve the security of their networks. Mandates and laws affecting systems security include:

• Executive Order 13231: Critical Infrastructure Protection in the Information Age, October 2001 - This order directs a senior executive branch board to work with State and local governments, industry and others to create and manage systems for cyber security threat warning and incident analysis.

• Title III of the 2002 E-Gov Act - The Federal Information Security Management Act (“FISMA”) mandates that each government agency perform a risk assessment of the security of their information systems and mitigate the risk of attack.

• Presidential Directive 63 (PDD 63), May 1998 - This White Paper explains key elements of the Clinton Administration’s policy on critical infrastructure protection.

 • Health Insurance Portability And Accountability Act Of 1996 (“HIPAA”) - Certain provisions of HIPAA require the organizations protect the privacy of the patient data.

 • Security of Federal Automated Information Systems, November 2000 - This OMB memorandum is issued as a reminder to Federal agencies and Departments of their responsibilities for the security of their respective automation resources.

• Sarbanes-Oxley Act of 2002 -  Section 404 of the act requires that auditors of public companies assess the effectiveness of management’s assessment of internal controls. A part of internal controls is the security against loss of data or unauthorized access to data.

• Gramm Leach Bliley Act of 1999 (“GLB”) includes provisions to protect consumers’ personal financial information held by financial institutions.

Research & Development

Our research and development expenses for the fiscal years 2005 and 2006 amounted to approximately $82,101 and $208,489, respectively. Research and development is paramount for us as a method to maintain a competitive advantage. None of our research and development costs were borne directly by our customers.

Employees

We currently has seven employees, all of whom are full-time. None of our employees are covered by a collective bargaining agreement, nor are they represented by a labor union. We have not experienced any work stoppages, and we consider relations with our employees to be good.

Risk Factors

Various risk factors relating to our operations are included under the heading “Risk Factors” below.

This Current Report and the documents accompanying or incorporated by reference into this Current Report contains forward-looking statements about equity exchange transaction and us within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Exchange Act. These forward-looking statements generally include the plans and objectives of management for future operations, including plans and objectives relating to our future economic performance, and can generally be identified by the use of the words “believe,” “intend,” “plan,” “expect,” “forecast,” “project,” “may,” “should,” “could,” “seek,” “pro forma,” “goal,” “estimates,” “continues,” “anticipate,” and similar words.

These forward-looking statements necessarily depend upon assumptions and estimates that may prove to be incorrect. Although we believe that the assumptions and estimates reflected in the forward-looking statements are reasonable, we cannot guarantee that we will achieve our plans, intentions or expectations. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ in significant ways from any future results expressed or implied by the forward-looking statements.

We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of invoking these safe harbor provisions. Such statements are based upon current expectations and beliefs and are subject to risks, uncertainties and changes in condition, significance, value and effect, including those discussed in the sections entitled “Risk Factors” below and to be contained in our subsequent periodic filings pursuant to our obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such risks, uncertainties and changes in condition, significance, value and effect could cause our actual results to differ materially from those anticipated events. Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

RISK FACTORS

Please refer to the cautionary statements regarding forward-looking statements” immediately above. The discussion below highlights some important risks we have identified in connection with the proposed equity exchange transaction and related transactions, but these should not be assumed to be the only factors that could affect our future performance and condition, financial or otherwise. We do not have a policy of updating or revising forward-looking statements, and silence by management over time should not be assumed to mean that actual events are bearing out as estimated in such forward-looking statements.

An investment in our securities involves a high degree of risk. In determining whether to purchase or sell our securities, you should carefully consider all of the material risks described below, together with the other information contained in this Current Report, before making a decision to purchase our securities; however, as stated above, the risks below should not be assumed to be the only factors that could affect our future performance and condition, financial and otherwise. You should only purchase our securities if you can afford to suffer the loss of your entire investment.

Risks Related to Our Business and Our Marketplace

We have a limited history as a provider of security software products. As a result, it is difficult to evaluate our business and prospects.

ForgeHouse was formed in 2002, and, therefore, has a limited operating and financial history available to help our stockholders evaluate our past performance. Moreover, our limited historical financial results may not accurately predict our future performance. Companies in their initial stages of development present substantial business and financial risks and may suffer significant losses. As a result of the risks specific to our new business and those associated with new companies in general, it is possible that we may not be successful in implementing our business strategy.

ForgeHouse has a history of losses and accumulated deficits that may continue in the future and, along with “going concern” reports, may adversely affect our business, prospects, financial condition, results of operations, cash flows and stock price by, among other things, making it more difficult to obtain debt or equity financing.

ForgeHouse has incurred net losses each fiscal year since its formation in 2002. For the three months ended September 30, 2007, it recorded a net loss of approximately $248,035, as compared to a net loss of approximately $322,378 for the three months ended September 30, 2006. Its accumulated deficit through September 30, 2007, was approximately $2,607,913.

ForgeHouse’s recurring losses from operations, its limited cash resources and continued negative cash flow from operations, and its accumulated deficit, among other factors, raised substantial doubt about its ability to continue as a going concern and led its independent registered public accounting firm to include an explanatory paragraph related to its ability to continue as a going concern in their report for the year-ended December 31, 2006.

ForgeHouse had a net loss of $3,044,360 from inception to December 31, 2006, and a net loss of $827,531 for the nine months ended September 30, 2007. ForgeHouse believes that a substantial part of the loss in each period relates to the costs associated with forming its business and developing its business plan. Nonetheless, its losses from operations since inception and lack of sufficient capital resources led its auditors to include an explanatory paragraph related to its ability to continue as a going concern in their report accompanying ForgeHouse’s financial statements for the fiscal year ended December 31, 2006.

Reports of independent auditors questioning a company’s ability to continue as a going concern generally are viewed unfavorably by analysts and investors. This may make it difficult for us to raise additional debt or equity financing needed for our continued operations or for planned expansion, particularly if we are unable to attain and maintain profitable operations in the future. Consequently, future losses may adversely affect our business, prospects, financial condition, results of operations and cash flows. You should review the reports of ForgeHouse’s independent registered public accounting firm and its financial statements and unaudited pro forma financial information before making any investment decision.

Our quarterly operating results may fluctuate in future periods, and we may fail to meet expectations.

Our revenues and operating results may vary significantly from quarter to quarter due to a number of factors. In future quarters, our operating results may be below the expectations of public market analysts and investors, and the price of our common stock may fall. Factors that could cause quarterly fluctuations include:

•

the timing and volume of orders for our software. Customers typically order our products and services only after other vendors have provided the infrastructure for their network. There can be delays in that process. It is therefore difficult for us to predict the timing of orders for products and services by customers;

•	the ability of our customers to expand their operations and increase their subscriber base, including their ability to obtain financing;
•	Changes in our pricing policies or competitive pricing by our competitors;
•	the timing of releases of new products by manufacturers of equipment with which our products operate; and
•	the timing of product introductions by competitors.

We have difficulty predicting the volume and timing of orders from new customers.

Due to the foregoing factors, ForgeHouse believes that quarter-to-quarter comparisons of operating results are not a good indication of our future performance.

Our lengthy sales cycle makes it difficult to anticipate the timing of sales, and revenue may vary from period to period.

The sales cycle associated with the purchase or license of our products is lengthy, and the time between the initial proposal to a prospective customer and the signing of a license agreement can be as long as one year. Our products involve a commitment of capital, time and internal resources that may be significant to the customer. In addition, market conditions have lengthened the sales cycles associated with our products. These delays may reduce our revenue in a particular period without a corresponding reduction in our costs, which could hurt our results of operations for that period.

We have not achieved profitability on an annual basis and expect to continue to incur net losses in future quarters.

In order to become profitable, we must increase our revenues or decrease expenses. We may not be able to increase or even maintain our revenues, and we may not achieve sufficient revenues or profitability in any future period. We could continue to incur net losses for the foreseeable future.

We will need to generate additional revenues from the sales of our products and services or take steps to further reduce operating costs to achieve and maintain profitability. We expect that we will face increased competition, which will make it more difficult to increase our revenues. Even if we are able to increase revenues, we may experience price competition that will lower our gross margins and our profitability. Any increase in the percentage of our revenues attributed to indirect channels and services, both of which generally have lower margins, will lower our gross margins.

If we do achieve profitability, we cannot be certain that we can sustain or increase profitability on a quarterly or annual basis.

We face intense competition from companies that may have greater resources than we do, and if we are unable to compete with them effectively, our business may suffer.

The market for our products is very competitive. Many of our current and future competitors may have advantages over us, including:

•	longer operating histories;
•	larger customer bases;
•	substantially greater financial, technical, sales and marketing resources; and
•	greater name recognition.

This may enable our competitors to:

•	develop and expand their delivery infrastructure and service offerings more quickly;
•	adapt better to new or emerging technologies and changing client needs;
•	take advantage of acquisitions and other opportunities more readily;
•	devote greater resources to the marketing and sale of their services; and
•	adopt more aggressive pricing policies.

Our current and potential competitors have established, and may continue to establish in the future, cooperative relationships among themselves or with third parties that would increase their ability to compete with us. In addition, competitors may be able to adapt more quickly than we can to new or emerging technologies and changes in customer needs, or to devote more resources to promoting and selling their products. Furthermore, some of our competitors may also be able or willing to provide their clients with additional benefits at lower overall costs. If we fail to adapt to market demands and to compete successfully with existing and new competitors, our business and financial performance would suffer.

Our future growth and profitability will depend in large part upon the effectiveness and efficiency of our marketing expenditures and our ability to select the right markets and media in which to advertise.

Our future growth and profitability will depend in large part upon the effectiveness and efficiency of our marketing expenditures, including our ability to:

•	create greater awareness of our brand;
•	identify the most effective and efficient level of spending in each market, media and specific media vehicle;
•	determine the appropriate creative message and media mix for advertising, marketing and promotional expenditures;
•	effectively manage marketing costs (including creative and media) in order to maintain acceptable customer acquisition costs;
•	select the right market, media and specific media vehicle in which to advertise; and
•	convert prospect inquiries into actual orders.

Our planned marketing expenditures may not result in increased revenue or generate sufficient levels of brand name and program awareness. We may not be able to manage our marketing expenditures on a cost-effective basis whereby our customer acquisition cost may exceed the contribution profit generated from each additional customer.

If we do not increase market awareness of our products, our business may not grow.

We sell our software products primarily through our direct sales force. Our financial success and our ability to increase revenues in the future may depend considerably upon the productivity of our direct sales force. Our ability to increase revenues significantly will suffer if we fail to attract and retain qualified sales personnel.

If we do not continue to improve our software products and develop new software products that keep pace with competitive product introductions and technological developments, satisfy diverse and rapidly evolving customer requirements and achieve market acceptance, we may be unable to maintain existing customers and/or attract new customers.

We have in the past experienced delays in releasing new software products and product enhancements and may experience similar delays in the future. These delays or problems in the installation or implementation of our new releases may cause customers to forego purchasing or licensing our software products.

If we are unable to attract additional customers beyond our current limited number, our future success could be limited or adversely affected.

A substantial portion of our revenues has been, and is expected to continue to be, generated from a limited number of customers with large financial commitments. As a result, if a large contract is cancelled or deferred or an anticipated contract does not materialize, our business would be harmed. Our future success will depend on our ability to attract additional customers beyond our current limited number. The growth of our customer base could be adversely affected by one or more of the following:

•	customer unwillingness to implement our software products;
•	any delays or difficulties that we may incur in completing the development and introduction of our planned products or product enhancements;
•	our customers’ inability to raise capital to finance their business plans and capital expenditures;
•	new product introductions by our competitors;
•	any failure of our products to perform as expected;
•	any difficulty we may incur in meeting customers’ delivery requirements; or
•	the market perception of our financial condition and/or current stock price.

We depend on Securitas Security Services USA, Inc. for a significant portion of our revenues and if we lose this relationship, our revenues would decline.

Recently, a substantial portion of our net sales has been derived from sales to Securitas Security Services USA, Inc. For the nine-months ended September 30, 2007, 82% of our net sales were to Securitas. Securitas could look to another source for the software we provide. If Securitas were to reduce its orders of our software or if Securitas were to choose another software provider, it could harm our business, financial condition and results of operations substantially.

We must obtain orders from new and existing customers on an ongoing basis to increase our net sales and grow our business. We are continuing our efforts to reduce dependence on a limited number of customers; however, net sales attributable to Securitas are expected to continue to represent a substantial portion of our net sales for the foreseeable future. The loss of Securitas, a significant reduction in sales we make to them, a reduction in the pricing of our products sold to them, or any problems collecting accounts receivable from them would reduce our net income.

An increasing number of contracts we enter into are multiple years in length and include recurring fees related to licensing and services. If our customers exercise early termination provisions or experience a decline or lack of volume, our revenue could be harmed.

An increasing number of our contracts with new customers are multi-year agreements and include recurring license and service fees. Some of our contracts for new customers could include a recurring licensing and services component that may vary based on usage and volume throughout the duration of the contract. Also, some of our contracts include early termination clauses that enable customers to terminate those contracts without cause. If our customers exercise early termination or experience a decline or lack of volume, our revenue could be harmed.

Fixed-price services engagements can impact our profitability if we fail to complete them within the estimated budget.

We perform some of our professional services engagements on a fixed price basis. If the project requires more labor or products than was estimated by us in determining the fixed price agreed to with the customer, our margins and profitability could be adversely affected. In addition, failure to complete services as required or to obtain written acceptance of completed milestones may result in deferral of revenue until such completion or acceptance occurs and may cause revenues to be recognized in periods other than as initially expected or forecasted.

We may need additional financing to continue and grow operations, which financing may not be available on acceptable terms or at all.

We may need to raise additional funds to fund our operations or grow our business. Additional financing may not be available on terms or at times favorable to us, or at all. If adequate funds are not available when required or on acceptable terms, we may be unable to continue and grow our operations. In addition, such additional financing transactions, if successful, may result in additional dilution of our stockholders. They may also result in the issuance of securities with rights, preferences, and other characteristics superior to those of the common stock and, in the case of debt or preferred stock financings, may subject us to covenants that restrict our ability to freely operate our business.

We may not successfully manage our growth.

Our success will depend upon the expansion of our operations and the effective management of our growth, which will place a significant strain on our management and administrative, operational, and financial resources. To manage this growth, should there be growth, we must expand our facilities, augment our operational, financial and management systems, and hire and train additional qualified personnel. If we are unable to manage our growth effectively, our business would be harmed. There is no assurance that we will be able to expand our operations or effectively manage our growth.

We may incur additional costs and experience impaired operating results if we are unable to retain an experienced management team.

We rely on the experience, expertise, industry knowledge and historical company knowledge of our executive officers. It would be extremely difficult to replace them if we were to lose the services of any of them. The loss of these officers could adversely affect our business, financial condition and results of operations. We will have employment agreements with each of our executive officers, but we do not have key person insurance on their lives.

We may be unable to attract and retain, or have access to, qualified personnel in our markets, which could adversely affect our results of operations by impairing our ability to grow and provide competitive services.

Our ability to provide our customers with competitive services and grow partially depends on our ability to attract and retain highly motivated people with the skills to serve our customers in a cost-effective way. If we are unable to hire or otherwise obtain cost-effective access to skilled personnel in our markets, our operations may suffer. Furthermore, we expect to continue hiring sales, support, marketing and administrative personnel as needed. We may not be able to attract, assimilate or retain highly qualified personnel in the future. In particular, our financial success and our ability to increase revenues in the future depend considerably upon the productivity of our direct sales force that has historically generated a majority of our license revenues. This productivity will depend to a large degree on our success in recruiting, training and retaining qualified direct salespeople. Our business will be harmed if we fail to hire or retain qualified personnel, or if newly hired employees, particularly salespeople, fail to develop the necessary sales skills or develop these skills slower than anticipated.

Changes in technology in our industry could cause our business to lose money or could require us to invest additional capital in new technology.

The markets for our software change rapidly because of technological innovation, new product and service introductions, and changes in customer requirements, among other things. New products and services and new technology often render existing information services or technology infrastructure obsolete, costly, or otherwise unmarketable. As a result, our success will depend on our ability to timely innovate and integrate new technologies into our service offerings. We cannot assure you that product developments and technology innovations by others will not adversely affect our competitive position or that we will be able to successfully anticipate or adapt to changing technology, industry standards or customer requirements on a timely basis.

If we fail to modify or improve our software products in response to evolving industry standards, our software products could rapidly become obsolete, which would harm our business.

Future versions of hardware and software platforms embodying new technologies and the emergence of new industry standards could render our products obsolete. Our future success will depend upon our ability to develop and introduce a variety of new products and product enhancements to address the increasingly sophisticated needs of our customers.

Our products are designed to work on a variety of hardware and software platforms used by our customers. However, our products may not operate correctly on evolving versions of hardware and software platforms, programming languages, database environments, accounting, and other systems that our customers use. We must constantly modify and improve our products to keep pace with changes made to these platforms and to back-office applications and other Internet-related applications. This may result in uncertainty relating to the timing and nature of new product announcements, introductions, or modifications, which may harm our business.

We cannot be certain that our research and development activities will be successful.

While management is committed to enhancing our current product offerings and introducing new products, we cannot be certain that our research and development activities will be successful. Furthermore, we may not have sufficient financial resources to identify and develop new technologies and bring new products to market in a timely and cost effective manner, and we cannot ensure that any such products will be commercially successful if and when they are introduced.

We depend on our intellectual property, and litigation regarding our intellectual property could harm our business.

Unauthorized use or misappropriation of our intellectual property could seriously harm our business. Our intellectual property includes our proprietary technology, our trade secrets, patents, copyrights in our software products, and our trademarks. Our copyrights and patents are important to the protection of our software, and our trademarks are important to the protection of our company and product names. These copyrights, patents and trademarks discourage unauthorized use of our software and our company and product names and provide us with a way to enforce our rights in the event that this unauthorized use occurs. Third parties may infringe upon our intellectual property rights, and we may be unable to detect this unauthorized use or effectively enforce our rights. In addition, any legal action that we may bring to protect our intellectual property rights could be expensive and distract management from day-to-day operations.

Failure to protect our trade secrets, copyrights and other intellectual property and know-how could put us at a competitive disadvantage.

We may not have confidentiality agreements with all of our employees, consultants and third-parties, and cannot guarantee that the confidentiality agreements that are in place with our employees, consultants and third parties will not be breached, that we will have adequate remedies for a breach, or that our trade secrets will not become known to or be independently developed by our competitors. Although we are not currently aware of any parties currently intending to pursue any infringement claims against us, the loss of trade secret protection for technologies or know-how could adversely affect our business.

The costs and effects of litigation, investigations or similar matters could adversely affect our financial position and result of operations.

We may be involved from time to time in a variety of litigation, investigations, or similar matters arising out of our business. Our insurance may not cover all claims that may be asserted against us, and any claims asserted against us, regardless of merit or eventual outcome, may harm our reputation. If the ultimate judgments or settlements in any litigation or investigation significantly exceed insurance coverage, they could adversely affect our financial position and results of operations. In addition, we may be unable to obtain appropriate types or levels of insurance in the future.

Claims by others that we infringe their proprietary technology could divert our resources, result in unexpected license fees, and harm our business.

Third parties could claim that our current or future products or technology infringe their proprietary rights. An infringement claim against us could be costly even if the claim is invalid and could distract our management from the operation of our business. Furthermore, a judgment against us could require us to pay substantial damages and could also include an injunction or other court order that could prevent us from selling or licensing our product offering. If we faced a claim relating to proprietary technology or information, we might seek to license technology or information, or develop our own, but we might not be able to do so. Our failure to obtain the necessary licenses or other rights or to develop non-infringing technology could prevent us from selling or licensing our products and could seriously harm our business.

If our software contains errors or our software product development is delayed, our business will suffer.

We face possible claims and higher costs as a result of the complexity of our software products and the potential for undetected errors. Due to the importance of our products to our customers’ operations, undetected errors are of particular concern. Computer software such as ours always contains undetected errors. The implementation of our products, which we accomplish through our services division, typically involves working with sophisticated software, computing, and communications systems. If we experience difficulties with an implementation or do not meet project milestones in a timely manner, we could be obligated to devote more customer support, engineering and other resources to a particular project and to provide these services at reduced or no cost. If our software contains significant undetected errors or we fail to meet our customers’ expectations or project milestones in a timely manner, we could experience loss of or delay in revenues, loss of customers, injury to our reputation, legal actions by customers against us, and increased service and warranty costs.

Our license agreements with our customers generally contain provisions designed to limit our exposure to potential product liability claims, such as disclaimers of warranties and limitations on liability for special, consequential and incidental damages. In addition, our license agreements generally cap the amounts recoverable for damages to the amount paid by the licensee to us for the product or service, giving rise to the damages. However, all domestic and international jurisdictions may not enforce these limitations. We may encounter product liability claims in the future. Product liability claims, whether or not successful, brought against us could divert the attention of management and key personnel, could be expensive to defend, and may result in adverse settlements and judgments.

If we acquire additional companies in the future, they could prove difficult to integrate, disrupt our business, dilute stockholder value, or adversely affect our operating results.

We may decide to make other investments in complementary companies. We may not realize the anticipated benefits of any other acquisition or investment. The success of our acquisition program will depend on our ability to overcome substantial obstacles, such as the availability of acquisition candidates, our ability to compete successfully with other acquirers seeking similar acquisition candidates, the availability of funds to finance acquisitions, and the availability of management resources to oversee the operation of acquired businesses. Furthermore, we may have to incur debt or issue equity securities to pay for any additional future acquisitions or investments, the issuance of which could be dilutive to us or our existing stockholders. In addition, our profitability may suffer because of acquisition-related costs or future impairment costs for acquired goodwill and other intangible assets. We have limited resources, and we can offer no assurance that we will succeed in consummating any additional acquisitions or that we will be able to integrate and manage any acquisitions successfully.

We have no present commitments, understandings or plans to acquire other companies.

Risks Associated with Investing in our Common Stock

The equity exchange transaction may be dilutive to our existing stockholders and will subject our stockholders to the prior rights and preferences of preferred stockholders.

We have issued 2,000,000 shares of Series A Convertible Preferred Stock to certain persons, which issuances amount to approximately six percent of all outstanding stock on an as-converted basis. Furthermore, an additional eight million preferred shares are authorized for issuance at the discretion of our Board, which, if issued, could represent approximately 20 percent of our outstanding stock.

Series A Convertible Preferred stockholders may elect a disproportionately high number of directors.

The holders of our Series A Convertible Preferred Stock are entitled to elect two members of our Board. We have increased the size of our Board to five members, two of whom are electable by the Series A Convertible Preferred stockholders voting as a class, two of whom are electable by the common stockholders voting as a class, and one of whom will initially be agreed upon by the other four directors.

Resales by stockholders of their common stock underlying their preferred stock and/or warrants may depress the market price of our common stock.

We will be required to register for public resale the shares of common stock issued underlying the Series A Convertible Preferred Stock and the shares underlying warrants. Future resales of these shares of common stock, or the perception that such sales could occur, could adversely affect the market price of our common stock. We cannot assure you as to when, and how many of, those shares will be resold and the effect those sales may have on the market price of our common stock.

Over the last 18 months, there has been only one trade in our common shares, and there can be no assurance that an orderly trading market will commence and be maintained.

Over the last 18 months, we are only aware of one public trade in our common shares. Although quotations for our common shares appear on the Over-the-Counter Bulletin Board (“OTC Bulletin Board”), the absence of a material amount of transactions in the shares indicates that there is no established trading market for the shares. There is no assurance that any established trading market will develop and, if it does not, our shares may have no value to their holders.

If a trading market for our common shares does develop, trading prices may be volatile.

In the event that a trading market develops for our common shares, the market price of such shares may be based on factors that may not be indicative of future market performance. Consequently, the market price of our shares may vary greatly. If a market for our shares develops, there is a significant risk that our share price may fluctuate dramatically in the future in response to any of the following factors, some of which are beyond our control:

•	variations in our quarterly operating results;
•	announcements that our revenue or income/loss levels are below analysts’ expectations;
•	general economic slowdowns;
•	changes in market valuations of similar companies;
•	announcements by us or our competitors of significant contracts; or
•	acquisitions, strategic partnerships, joint ventures or capital commitments.

Because ForgeHouse became “public” by means of a reverse acquisition, we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since ForgeHouse became “public” through a reverse acquisition. Securities analysts of major brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common shares. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our company in the future.

Our common shares may be considered a “penny stock” and may be difficult to sell.

The Securities and Exchange Commission has adopted regulations that generally define a “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our shares, if an active trading market develops, may be less than $5.00 per share and, therefore, our stock may be designated as a “penny stock” according to the Commission’s rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser, and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our shares and may affect the ability of investors to sell their shares.

We are not required to meet or maintain any listing standards for our common stock to be quoted on the OTC Bulletin Board or in the Pink Sheets, which could affect our stockholders’ ability to access trading information about our common stock.

The OTC Bulletin Board and the Pink Sheets are each separate and distinct from the Nasdaq Stock Market and any national stock exchange, such as the New York Stock Exchange or the American Stock Exchange. Although the OTC Bulletin Board is a regulated quotation service operated by the National Association of Securities Dealers, that displays real-time quotes, last sale prices, and volume information in over-the-counter (“OTC”) equity securities like our common stock, and although Pink Sheets’ Electronic Quotation Service is an Internet-based, real-time quotation service for OTC equities for market makers and brokers that provides pricing and financial information for the OTC securities markets, we are not required to meet or maintain any qualitative or quantitative standards for our common stock to be quoted on either the OTC Bulletin Board or in the Pink Sheets. Our common stock does not presently meet the minimum listing standards for listing on the Nasdaq Stock Market or any national securities exchange, which could affect our stockholders’ ability to access trading information about our common stock. We are required, however, to satisfy the reporting requirements under the Exchange Act. If we fail to do so, our shares may no longer be quoted on the OTC Bulletin Board.

We do not intend to pay dividends; you will not receive funds without selling shares.

We have never declared or paid any cash dividends on our equity interests and do not intend to pay dividends in the foreseeable future. We intend to invest our future earnings, if any, to fund our growth. Therefore, you will not receive any funds without selling your shares.

SELECTED FINANCIAL DATA

You should read the summary financial data set forth below in conjunction with “Management’s Discussion and Analysis of Financial Condition or Plan of Operations” and our financial statements and the related notes included elsewhere in this report. We derived the financial data for the period from January 1, 2006, to December 31, 2006, from our audited financial statements included in this report. The historical results are not necessarily indicative of the results to be expected for any future period.

For the Period from January 1, 2006 to December 31, 2006
Net sales	$68,245

Cost of Sales	19,906

Gross Profit	48,339

Operating expenses	1,034,706

Loss from operations	(966,461)

Other income (expense)	(286,961)

Total other expense	(390,715)

Net Loss	$(1,357,176)

As of December 31, 2006
Balance Sheet Data:
Current Assets	$22,550
Total Assets	137,892
Total Liabilities	2,173,217
Total Members’ deficiency	$(2,035,325)

Footnotes

See “Accounting Treatment” above.

Item 2. Managements Discussion and Analysis of Plan of Operation.

The following discussion should be read in conjunction with the financial information included elsewhere in this Form 8-K, including the Company’s audited financial statements for the periods ending December 31, 2006, and December 31, 2005, as well as the interim financials, and related notes. Because of the reverse acquisition, the following discussion relates to the separate financial statements of ForgeHouse, and reference to the Company and to “we,” “our,” and similar words refer to ForgeHouse.

A Note About Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on current management’s expectations. These statements may be identified by their use of words like “plans,” “expect,” “aim,” “believe,” “projects,” “anticipate,” “intend,” “estimate,” “will,” “should,” “could,” and other expressions that indicate future events and trends. All statements that address expectations or projections about the future, including statements about our business strategy, expenditures, and financial results are forward-looking statements. Our management believes that the expectations reflected in such forward-looking statements are accurate. However, management cannot assure you that such expectations will occur.

Actual results could differ materially from those in the forward looking statements due to a number of uncertainties including, but not limited to, those discussed in this section. Factors that could cause future results to differ from these expectations include general economic conditions, further changes in our business direction or strategy; competitive factors, oil and gas exploration uncertainties, and an inability to attract, develop, or retain technical, consulting, managerial, agents, or independent contractors. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives requires the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and accordingly, no opinion is expressed on the achievability of those forward-looking statements. No assurance can be given that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and management assumes no obligation to update any such forward-looking statements. You should not unduly rely on these forward-looking statements, which speak only as of the date of this Current Report. Except as required by law, management is not obligated to release publicly any revisions to these forward-looking statements to reflect events or circumstances occurring after the date of this report or to reflect the occurrence of unanticipated events.

Overview

We are an incident management, alerting and business workflow automation software company that has not yet generated or realized any material amounts of revenues from our planned business operations. During the fiscal year ended December 31, 2006, we financed our operations in the form of capital contributions from our interest-holders, bank loans and private debt and equity funding sources, which we used for the on-going development of our software platform - OneVision. Management’s plan is to continue to add to the functionality of our software platform, as well as to initiate and ramp-up our sales and marketing efforts into our primary markets - Security, Healthcare, Government and Education.

There is limited historical financial information available upon which to base an evaluation of our performance. We were a development stage company through the end of our 2006 fiscal year and have not generated any material amounts of revenue as a result of our planned operations. We cannot guarantee we will be successful in our core business or in any business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources.

We have no assurance that future financing, as needed, will be available on acceptable terms, if at all. If financing is not available on satisfactory terms or on a timely basis, we may be unable to continue with our current business plan. If equity or convertible debt financing is available to us on acceptable terms, it could result in additional dilution to our stockholders.

Results of Operations for the Fiscal Years Ended December 31, 2006 and 2005

For the fiscal years ended December 31, 2006, and 2005, we were a development-stage company and had a net loss of $1,357,176 and $934,028, respectively. Revenues increased from $37,433 to $68,245, primarily from the expansion of a pilot customer’s services, as new features to the software were developed. Our expenses relate largely to operating expenses, including software development costs, payroll related costs, professional fees, and administrative costs. Software development costs increased from $82,101 for the year ended December 31, 2005 to $208,489 for the year ended December 31, 2006, largely due to acceleration of development efforts for the OneVision software from a beta version to a version suitable for mass use across multiple industries. In addition to utilizing all of our internal development resources, we also used outsourced software development resources. Professional fees decreased from $159,725 in 2005 to $105,888 in 2006 due to lower legal fees. Higher legal fees were incurred in the previous year related to the Arngrove debt and equity financings. As a result of the increased debt borrowing, interest expense increased from $77,836 in 2005 to $286,961 in 2006.

Result of Operations for Three-Month and Nine-Month Periods Ended September 30, 2007 and 2006

Commencing in our current fiscal year, we are no longer a development stage company. For the three-month and nine-month periods ended September 30, 2007, we had net losses of $248,035 and $827,531 respectively, compared to the same periods in 2006 of $322,378 and $1,058,336 respectively. Revenues increased in the nine month period for 2007 in comparison with 2006 due to the acquisition of a significant customer and the execution of a licensing agreement with it. Product development expense changed in the respective three-month and nine-month periods in 2006 to 2007 from $52,714 and $144,081 to $46,872 and $248,840, respectively, due to acceleration of development efforts to add functionality to the OneVision software. Payroll expense decreased for the nine-month period in 2007 in comparison with 2006 from $297,746 to $163,533 as the two members of management waived compensation in order to conserve our cash reserves.

Liquidity and Capital Resources

As of September 30, 2007, our the total assets were $114,031, which included current assets of $26,071. Our total liabilities were $2,721,944, all of which were current, resulting in negative working capital of $2,695,873.

Despite our negative cash flows from operations of $842,318 and $795,653 for the 2006 and 2005 fiscal years, respectively, and further negative cash flows from operations of $281,936 for the nine-month period ended September 30, 2007, we have financed our operations in the form of capital contributions from our members, bank loans and private debt and equity funding sources. Management’s plan includes the continued development and implementation of our business plan primarily focused toward sales and marketing of OneVision. As a result of the closing of the RTO transaction, the Company was able to obtain approximately $600,000 in working capital.

No assurances can be given that we will be able to obtain sufficient working capital through the sale of our common stock and borrowing or that the development and implementation of our business plan will generate sufficient revenues in the future to sustain ongoing operations. These factors raise substantial doubt with our auditor about our ability to continue as a going concern.

Plan of Operation for the Next Twelve Months

During the next twelve months, we plan to focus on building our sales and marketing capabilities directly and through channel partners that have established relationships within the target markets, both domestically and internationally. We also plan to introduce new functionality and enhance the capabilities of the current OneVision software platform to increase the value proposition to the customers in our current target markets, as well as to expand into additional vertical markets.

Since inception, we have financed our operations in the form of capital contributions from our members, bank loans and private debt and equity funding sources. Although we expect that, during the next 12 months, our operating capital needs will be met by our current economic resources and, if required, by additional private equity transactions, there can be no assurance that funds required will be available on terms acceptable to us or at all. If we are unable to raise sufficient funds on terms acceptable to us or on a timely basis, we may be unable to continue with our business plan. If equity or convertible debt financing is available to us on acceptable terms, it could result in additional dilution to our stockholders.

Off-Balance Sheet Arrangements

We have no off balance sheet arrangements as of September 30, 2007.

Our audited historical financial statements as of and for the years ended January 31, 2007 and 2006 and three- and nine-month periods ended October 31, 2007, are incorporated by reference into this Current Report from our filings with the Securities and Exchange Commission.

The following are historical audited and unaudited financial statements of ours as of and for the years ended December 31, 2006 and 2005 and the three- and nine-month periods ended September 30, 2007 and 2006, together with a discussion and analysis provided by our management relating to our financial statements and plan of operation.

ForgeHouse, LLC
(A Georgia Limited Liability Company)
(An Entity in the Development Stage)

Consolidated Financial Statements

As of December 31, 2006,
For Each of the Two Years in the Period Ended December 31, 2006, and
For the Period from June 24, 2002 (Inception) to December 31, 2006

ForgeHouse, LLC
(A Georgia Limited Liability Company)
(An Entity in the Development Stage)

Index to the Consolidated Financial Statements
As of December 31, 2006,
For Each of the Two Years in the Period Ended December 31, 2006, and
For the Period from June 24, 2002 (Inception) to December 31, 2006

Independent Auditors' Report	F-3

Consolidated Financial Statements of ForgeHouse, LLC (A Georgia Limited Liability Company) (An Entity in the Development Stage):

Consolidated Balance Sheet as of December 31, 2006	F-4

Consolidated Statements of Operations for Each of the Two Years in the Period Ended December 31, 2006 and for the Period from June 24, 2002 (Inception) to December 31, 2006	F-5

Consolidated Statements of Members' Deficit for the Period from June 24, 2002 (Inception) to December 31, 2006	F-7

Consolidated Statements of Cash Flows for Each of the Two Years in the Period Ended December 31, 2006 and for the Period from June 24, 2002 (Inception) to December 31, 2006	F-8

Notes to Consolidated Financial Statements	F-9

Independent Auditors' Report

To the Members of
ForgeHouse, LLC

We have audited the accompanying balance sheet of ForgeHouse, LLC (a Georgia Limited Liability Company) (An Entity in the Development Stage) as of December 31, 2006, and the related statements of operations, members’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2006 and for the period from June 24, 2002 (inception) to December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ForgeHouse, LLC as of December 31, 2006, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2006 and for the period from June 24, 2002 (inception) to December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 Development Stage Operations and Management’s Plan to the financial statements, the Company has sustained continued losses while operating as an entity in the development stage. At December 31, 2006, the Company had a net working capital deficiency and member deficit, both of which amounted to $2,035,325. Those conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

In Note 6 Debt, and Note 11 Event subsequent to the date of the report of the independent auditor (unaudited), the two notes payable that were in default as of December 31, 2006 remained in default through February 3, 2008, as a result of the continued breaches of multiple non-financial covenants. On February 4, 2008, concurrent with the merger transaction as described in Note 11 (unaudited), one of the notes was paid in full and the other was restructured and brought into compliance with its respective loan agreement.

As described in Note 11, in July 2007 the Company entered into a Nonbinding Letter of Intent with a non-operating public shell corporation whereby the Company's Members were to exchange their Membership interests for non-operating public shell corporation common stock and cash. On January 31, 2008 the non-operating public shell corporation and the Members of the Company concluded negotiations and entered agreements that resulted in the exchange of all Company Members’ interest for non-operating public shell corporation common stock and cash.

/s/ Kelly & Company

Kelly & Company
Costa Mesa, California
December 12, 2007
(except for Note 11, as to
which the date is February 6, 2008)

ForgeHouse, LLC
(A Georgia Limited Liability Company)
(An Entity in the Development Stage)

Consolidated Balance Sheet
December 31, 2006

ASSETS
Current assets:
Accounts receivable - trade	$21,760
Prepaid insurance	790
Total current assets	22,550
Equipment, net of accumulated depreciation of $25,558	2,675
Software development costs, net of accumulated amortization of $60,667	112,667
Total assets	$137,892
LIABILITIES AND MEMBERS' DEFICIT
Current liabilities:
Notes payable in default	$1,456,342
Accrued interest on note in default	276,342
Cash overdraft	26,968
Accounts payable - trade	143,798
Accrued payroll and related expenses	6,704
Accrued expenses	45,310
Note payable	217,753
Total current liabilities	2,173,217
Commitments and contingencies
Members' deficit:
ForgeHouse, LLC	(2,010,802)
Variable interest entity	(24,523)
Total Members' deficit	(2,035,325)
Total liabilities and Members' deficit	$137,892

The accompanying notes are an integral part of the consolidated financial statements.

ForgeHouse, LLC
(A Georgia Limited Liability Company)
(An Entity in the Development Stage)

Consolidated Statements of Operations
For Each of the Two Years in the Period Ended December 31, 2006, and
For the Period from June 24, 2002 (Inception) to December 31, 2006

			For the
			Period From
			June 24, 2002
			(Inception) to
	For the Year Ended December 31,		December 31,
	2006	2005	2006
Net revenues	$68,245	$37,433	$182,627
Operating expenses:
Costs of revenues	19,906	22,358	54,902
Software development costs	208,489	82,101	407,942
Payroll related expenses	386,872	374,535	1,033,213
Professional fees	105,888	159,725	371,826
Depreciation and amortization	48,158	34,327	151,338
General and administrative	265,393	209,676	740,928
Total operating expenses	1,034,706	882,722	2,760,149
Loss from operations	(966,461)	(845,289)	(2,577,522)
Other expense:
Interest expense	(286,961)	(77,836)	(364,913)
Accretion of loan discount	(103,719)	(10,903)	(114,622)
Loss on disposal of fixed assets	-	-	(25,899)
Other expense	(35)	-	(1,077)
Total other expense	(390,715)	(88,739)	(506,511)
Loss from consolidated operations	(1,357,176)	(934,028)	(3,084,033)
Net income of Variable Interest Entity from inception to December 31, 2004	-	-	39,673
Net loss	$(1,357,176)	$(1,357,176)	$(3,044,360)

The accompanying notes are an integral part of the consolidated financial statements.

ForgeHouse, LLC
(A Georgia Limited Liability Company)
(An Entity in the Development Stage)

Consolidated Statements of Members' Deficit
For the Period from June 24, 2002 (Inception) to December 31, 2006

	Member		Accumulated
	Units	Capital	Deficit	Total
Balance, June 24, 2002 (inception)	-	-	-	-
Member contributed capital	100,000	$547,718	-	$547,718
Net loss from inception to December 31, 2004	-	-	$(792,829)	(792,829)
Balance, December 31, 2004	100,000	547,718	(792,829)	(245,111)
Value of net asset of the Variable Interest Entity as of January 1, 2005	-	7,363	39,673	47,036
Member contributed capital	42,857	454,926	-	454,926
Member distribution	-	(200,000)	-	(200,000)
Net loss	-	-	(934,028)	(934,028)
Balance, December 31, 2005	142,857	810,007	(1,687,184)	(877,177)
Member contributed capital	-	199,028	-	199,028
Net loss	-	-	(1,357,176)	(1,357,176)
Balance, December 31, 2006	142,857	$1,009,035	$(3,044,360)	$(2,035,325)

The accompanying notes are an integral part of the consolidated financial statements.

ForgeHouse, LLC
(A Georgia Limited Liability Company)
(An Entity in the Development Stage)

Consolidated Statements of Cash Flows
For Each of the Two Years in the Period Ended December 31, 2006, and
For the Period from June 24, 2002 (Inception) to December 31, 2006

			For the
			Period From
			June 24, 2002
			(Inception) to
	For the Year Ended December 31,		December 31,
	2006	2005	2006
Cash flows from operating activities:
Net loss	$(1,357,176)	$(934,028)	$(3,044,360)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Net income of Variable Interest Entity from June 24, 2002 (inception) to December 31, 2004	-	-	-
Depreciation	1,989	5,844	90,672
Amortization	34,666	26,000	60,666
Loss on disposal of assets	-	-	25,899
Amortization of loan costs	11,503	2,483	-
Accretion of loan discount	103,719	10,903	114,622
Decrease (increase) in assets:
Accounts receivable - trade	(17,877)	36,492	(21,760)
Prepaid expenses and other current assets	(18)	(772)	(790)
Increase (decrease) in liabilities:
Accounts payable - trade	94,612	8,289	143,798
Accrued interest on debt	257,213	36,883	276,342
Accrued expenses	29,051	12,253	52,014
Cash used in operating activities	(842,318)	(795,653)	(2,302,897)
Cash flows used in investing activities:
Acquisition of equipment	-	(4,956)	(119,246)
Increase in capitalized software development costs	-	-	(173,333)
Cash used in investing activities	-	(4,956)	(292,579)
Cash flows provided by (used in) financing activities:
Opening capital balance of VIE	-	-	7,363
Proceeds from the issuance of debt	650,000	750,000	1,856,000
Payments on debt	(41,310)	(87,404)	(181,905)
Member contributed capital	199,028	340,304	1,087,050
Member distribution	-	(200,000)	(200,000)
Net increase (decrease) in bank overdrafts	26,968	(19)	26,968
Cash provided by financing activities	834,686	802,881	2,595,476
Net increase (decrease) in cash	(7,632)	2,272	-
Cash at beginning of period	7,632	5,360	-
Cash at end of period	$-	$7,632	$-

The accompanying notes are an integral part of the consolidated financial statements.

ForgeHouse, LLC
(A Georgia Limited Liability Company)
(An Entity in the Development Stage)

Consolidated Statements of Cash Flows
For Each of the Two Years in the Period Ended December 31, 2006, and
For the Period from June 24, 2002 (Inception) to December 31, 2006

Supplemental Disclosure of Cash Flow Information
			For the
			Period From
			June 24, 2002
			(Inception) to
	For the Year Ended December 31,		December 31,
	2006	2005	2006
Cash paid during the fiscal years for:
Interest	$40,994	$31,531	$170,728
Income taxes	-	-	-

Schedule of Non-Cash Items

Fair value allocation of Arngrove transaction proceeds:
Increase in Members' contributed capital	-	$114,622	-
Decrease in note payable to record debt discount	-	$(114,622)	-

The accompanying notes are an integral part of the consolidated financial statements.

ForgeHouse, LLC
(A Georgia Limited Liability Company)
(An Entity in the Development Stage)

Notes to the Consolidated Financial Statements
For Each of the Two Years in the Period Ended December 31, 2006, and
For the Period from June 24, 2002 (Inception) to December 31, 2006

1.  Description of the Company's Business

ForgeHouse, LLC (a Georgia Limited Liability Company) (the "Company") was formed in the state of Georgia in June 2002 and was a marketing and sales company in the development stage through December 31, 2006. The Company is engaged in the development and sale of OneVision®, a proprietary software product. OneVision® is a web based application which serves as the virtual control and command system for compliance, security and maintenance operations. The Company has only one class of membership units. The Company has elected to be treated as a partnership for income taxation purposes and does not have a finite life. No Member is liable for any liabilities, indebtedness, duties or obligations of the Company in excess of the sum of (a) the Members' capital contributions actually made to the Company, which have not been returned or refunded; or (b) all amounts for which the Member is entitled to a distribution, which have not yet been distributed to the Member.

2.  Summary of Significant Accounting Policies

Principles of Consolidation

The Consolidated Financial Statements include the accounts of GS Security Group, LLC ("GS Security"), a related party (Note 3, Variable Interest Entities). The Company has evaluated the borrowing relationship with GS Security and determined that it is the primary beneficiary of GS Security's access to borrowed funds. As required by Financial Accounting Standards Board ("FASB") Interpretation No. 46 Revised ("FIN 46R"), Consolidation of Variable Interest Entities, the Company consolidates GS Security in its Consolidated Financial Statements. Intercompany transactions and balances are eliminated in consolidation. The necessity for the Company to consolidate GS Security was eliminated in February 2008 upon payment in full of GS Security's borrowed funds (Note 11, Event Subsequent to the Date of the Report of Independent Auditor (unaudited)).

Development Stage Operations and Management's Plan

The Company is an entity that was in the development stage and primarily engaged in the development of its sole operating software system OneVision®. The focus to date of the Company’s computer software research and development efforts has been in the development and marketing of the OneVision® software system into the physical security industry. The Company has limited experience in managing ongoing software development efforts and marketing the OneVision® software package, and there is no assurance that the OneVision® software adaptation efforts will not encounter problems. The Company’s

ForgeHouse, LLC
(A Georgia Limited Liability Company)
(An Entity in the Development Stage)

Notes to the Consolidated Financial Statements
As of December 31, 2006,
For Each of the Two Years in the Period Ended December 31, 2006, and
For the Period from June 24, 2002 (Inception) to December 31, 2006

2.  Summary of Significant Accounting Policies, Continued

Development Stage Operations and Management's Plan, Continued

success will depend in part on its ability to obtain patents (one is now pending) and product license rights, maintain trade secrets, and operate without infringing on the proprietary rightsof others, both in the United States and other countries. There can be no assurance that patents issued to or licensed by the Company will not be challenged, invalidated, or circumvented, or that the rights granted there under will provide proprietary protection or competitive advantages to the Company.

For the years ended December 31, 2006 and 2005 and for the period from June 24, 2002 through December 31, 2006 revenues of $68,245, $37,433, and $182,627 resulted from limited OneVision® revenue. The Company has no significant operating history and from June 24, 2002, (inception) to December 31, 2006, has generated a net loss of $3,044,360.

The year ended December 31, 2007 is the first year the Company will be considered an operating entity and no longer an entity in the development stage. This is the result of the Company's implementation of its business plan when management entered into a licensing agreement with a licensee who has a significant share of the physical security industry in the United States.

The accompanying financial statements as of December 31, 2006 and for each of the two years ended December 31, 2006 and for the period from June 24, 2002 (inception) to December 31, 2006 have been prepared assuming the Company will continue as a going concern (see Note 11 - Event subsequent to the date of the report of the independent auditor (unaudited)). The Company, over time, has experienced recurring losses and negative cash flows from operations, and as of December 31, 2006, the Company’s current liabilities exceeded its current assets by $2,150,667 and its total liabilities exceeded its total assets by $2,035,325. These factors raise substantial doubt about the Company's ability to continue as a going concern. During the remainder of the year 2007 and during 2008, management intends to raise additional debt and/or equity financing to fund future operations, ongoing software development costs, and to provide other Company working capital needs. The Company’s marketing plan is to assist its OneVision® North American licensee in expanding acceptance and use of the product and to develop additional applications with significant anticipated demand requirements. Management believes that its plans will contribute towards achieving profitability. However, there is no assurance that such plans will be consummated or result will be of a sufficient level necessary to meet the Company’s ongoing cash needs. No assurances can be given that the Company can obtain sufficient

ForgeHouse, LLC
(A Georgia Limited Liability Company)
(An Entity in the Development Stage)

Notes to the Consolidated Financial Statements
As of December 31, 2006,
For Each of the Two Years in the Period Ended December 31, 2006, and
For the Period from June 24, 2002 (Inception) to December 31, 2006

2.  Summary of Significant Accounting Policies, Continued

Development Stage Operations and Management's Plan, Continued

working capital through borrowings from the related party and lending institutions or that the continued implementation of its business plan will generate sufficient revenues in the future to sustain ongoing operations. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern. As discussed in Note 11 (unaudited), the Company was able to obtain additional working capital in connection with the reverse acquisition in February 2008.

Revenue Recognition

The Company recognizes revenue from the monthly access fees to its OneVision® software, technical support fees and applications programming and training services. The Company recognizes revenue from the monthly access fees and related services in accordance with the American Institute of Certified Public Accountants’ Statement of Position ("SOP") 97-2, Software Revenue Recognition and SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions. Revenue is recognized when persuasive evidence of an arrangement exists, product delivery has occurred or services have been rendered, and the fee is determinable and collectability is probable.

Software Development Costs

The Company accounts for development costs related to software products to be sold, leased, or otherwise marketed in accordance with FASB SFAS No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed. Software development costs are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized until the product is available for general release to customers. The Company's software was available July 1, 2003 for general release approximately seven months after the establishment of technological feasibility and, accordingly, the Company has capitalized certain software development costs incurred during that period. SFAS No. 2, Accounting for Research and Development Costs, establishes accounting and reporting standards for research and development. During the years ended December 31, 2006 and

ForgeHouse, LLC
(A Georgia Limited Liability Company)
(An Entity in the Development Stage)

Notes to the Consolidated Financial Statements
As of December 31, 2006,
For Each of the Two Years in the Period Ended December 31, 2006, and
For the Period from June 24, 2002 (Inception) to December 31, 2006

2.  Summary of Significant Accounting Policies, Continued

Software Development Costs, Continued

2005, the Company did not capitalize any software development costs. The Company has capitalized $173,333 in software development costs for the period from June 24, 2002 (inception) through December 31, 2006. The Company has expensed $208,489, $82,101 and $407,942 as research and development expense during the years ended December 31, 2006 and 2005 and the period from June 24, 2002 (inception) through December 31, 2006.

In accordance with SFAS No. 2, the costs the Company incurs to enhance its existing products are expensed in the period they are incurred and included in product development costs in the statements of operations.

Amortization of capitalized software development costs begins when the product is available for general release. Amortization is provided on a product-by-product basis on the straight-line method over the software products economic useful life. Unamortized capitalized software development costs determined to be in excess of net realizable values of the product are expensed immediately. During the years ended December 31, 2006 and 2005, and for the period from June 24, 2002 (inception) through December 31, 2006, amortization of product development costs totaled $34,667, $26,000, and $60,667, respectively.

Management has concluded that the software development costs have no residual value and a 5 year period of amortization, with the amortization period starting with the first general sale of the product after the beta site. This occurred in April 2005.

Future amortization of the software development costs is as follows for the years ended December 31:

2007	$34,667
2008	34,667
2009	34,667
2010	8,666
2011 and thereafter	-

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of

ForgeHouse, LLC
(A Georgia Limited Liability Company)
(An Entity in the Development Stage)

Notes to the Consolidated Financial Statements
As of December 31, 2006,
For Each of the Two Years in the Period Ended December 31, 2006, and
For the Period from June 24, 2002 (Inception) to December 31, 2006

2.  Summary of Significant Accounting Policies, Continued

Use of Estimates, Continued

contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods and are their best estimates. Actual results could differ from those estimates. The most significant estimates relate to the estimate not to provide an allowance for uncollectible accounts receivable, the determination of useful lives used in calculating depreciation, intangible asset valuations and intangible useful lives, the value of services provided for which Member equity interests were part of the consideration and contingencies. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

Accounts Receivable - Trade and Allowance for Doubtful Accounts

Accounts receivable - trade are stated at the amount the Company expects to collect. The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company’s estimate is based on its historical accounts receivable - trade collection experience and a review of the current status of accounts receivable - trade. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts will change. Based on the Company's status through December 31, 2006 and for the period from June 24, 2002 (inception) through December 31, 2006, as a development stage company and the insignificant level of sales activity, the Company has not experienced any accounts receivable - trade that could not be realized, and as such, the allowance for doubtful accounts is zero at December 31, 2006. As the Company's business plan and resultant ongoing operations expand, it anticipates the need to value the allowance for doubtful accounts to an amount above zero.

Prepaid insurance

The Company's prepaid insurance represents amounts paid for annual insurance contracts in excess of the specific policy expense. The amounts are expensed ratably over the term of the contract.

Equipment

Equipment is recorded at cost. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. The Company uses other depreciation methods (generally, accelerated depreciation methods) for tax purposes where appropriate. Repairs and maintenance are expensed as incurred. When equipment is retired, sold, or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in.

ForgeHouse, LLC
(A Georgia Limited Liability Company)
(An Entity in the Development Stage)

Notes to the Consolidated Financial Statements
As of December 31, 2006,
For Each of the Two Years in the Period Ended December 31, 2006, and
For the Period from June 24, 2002 (Inception) to December 31, 2006

2.  Summary of Significant Accounting Policies, Continued

Equipment, Continued

operations. During the years ended December 31, 2006 and 2005, the Company did not dispose of any equipment, however, for the period from June 24, 2002 (inception) through December 31, 2006, the Company disposed of equipment with a cost of $86,773, resulting in a loss of $25,899. The estimated useful lives of computer and office equipment are as follows:

Estimated
Useful
Lives
Computer equipment	3 years
Office equipment	7 years

Leases

The Company reviews all leases for capital or operating classification at their inception under the guidance of the Financial Accounting Standards Board's (FASB) Statement of Financial Accounting Standards (SFAS) No. 13, Accounting for Leases, as amended. The Company uses its incremental borrowing rate in the assessment of lease classification and defines the initial lease term to exclude lease extension periods.

For leases that contain rent escalations, the Company records the total rent payable during the lease term, as defined above, on a straight-line basis over the term of the lease.

Impairment of Long-Lived Assets

In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets, such as property and equipment, and intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. Fair value is determined based on the estimated discounted future cash flows expected to be generated by the asset. The factors considered by management in performing this assessment include current operating results, trends and prospects, as well as the effects of obsolescence and economic factors.

ForgeHouse, LLC
(A Georgia Limited Liability Company)
(An Entity in the Development Stage)

Notes to the Consolidated Financial Statements
As of December 31, 2006,
For Each of the Two Years in the Period Ended December 31, 2006, and
For the Period from June 24, 2002 (Inception) to December 31, 2006

2.  Summary of Significant Accounting Policies, Continued

Deferred Financing Costs

Costs relating to obtaining financing are capitalized and amortized over the term of the related debt using the straight-line method. The remaining deferred financing costs during 2006 were charged to operations as interest expense. The related debt is now in default and is classified as a current liability.

Deferred Revenue - Amounts Billed in Advance

The Company recognizes revenues as earned. Amounts billed in advance of the period in which service is rendered will be recorded as a liability under “Deferred revenue.” The Company did not have any deferred revenue at December 31, 2006.

General and Administrative Expense

General and administrative expense includes the cost of maintaining the infrastructure of the Company that is not directly related to delivery services. Also included in this category would be the provision for doubtful accounts receivable.

Software Development Expense

The Company includes in software development expense those costs related to the following software development activities:

•	conceptual formulation and design of possible product or process alternatives;
•	testing in search for or evaluation of product or process alternatives;
•	modification of the formulation or design of a product or process; and
•	engineering activity required to advance the design of a product to the point that it meets specific functional and economic requirements and is ready for production

Income Taxes

The Company is treated as a partnership for federal income tax purposes. Federal income taxes are not payable, or provided for, by the Company. Members report their proportionate share of the Company's income or losses. The Company's income or losses are allocated among the Members in accordance with its Members' Agreement and Georgia state law.

ForgeHouse, LLC
(A Georgia Limited Liability Company)
(An Entity in the Development Stage)

Notes to the Consolidated Financial Statements
As of December 31, 2006,
For Each of the Two Years in the Period Ended December 31, 2006, and
For the Period from June 24, 2002 (Inception) to December 31, 2006

2.  Summary of Significant Accounting Policies, Continued

Disclosures about Fair Values of Financial Instruments

The estimated fair value of all financial instruments on the Company's December 31, 2006 balance sheet has been determined using available information and appropriate valuation methodologies. Because considerable judgment is required in developing the estimates of fair value, these estimates are not necessarily indicative of the amounts that could be realized in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. None of the Company's financial instruments have been held or issued for trading purposes. The Company does not have any off balance sheet financial instruments.

The following methods were used by the Company in estimating fair value disclosures for these financial instruments:

Current Assets and Certain Current Liabilities

The carrying amounts of accounts receivable - trade, prepaid insurance, bank overdraft, accounts payable - trade and certain other current liability amounts approximate fair value due to the short term maturities of these instruments.

Notes Payable in Default

The fair value of the two notes payable in default at December 31, 2006 are their face value. The note payable that had a note payable discount has the discount fully accreted. The loan acquisition fees of the other note payable have also been fully amortized.

Recent Accounting Pronouncements

In June 2006, FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109 ("FIN 48"), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 requires recognition of tax benefits that satisfy a greater than 50% probability threshold. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for the Company beginning January 1, 2008. The Company believes that adoption of FIN 48 will not have a material effect on its financial position, results of operations or cash flows.

ForgeHouse, LLC
(A Georgia Limited Liability Company)
(An Entity in the Development Stage)

Notes to the Consolidated Financial Statements
As of December 31, 2006,
For Each of the Two Years in the Period Ended December 31, 2006, and
For the Period from June 24, 2002 (Inception) to December 31, 2006

2.  Summary of Significant Accounting Policies, Continued

Recent Accounting Pronouncements, Continued

In September 2006, FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements. This Statement does not require any new fair value measurements. The Company does not expect the adoption of this statement to have a material impact on its financial position, results of operations or cash flows.

In December 2007, FASB issued SFAS No. 141 (Revised 2007), Business Combinations ("SFAS 141R"). Under SFAS 141R, the acquiring entity is required to recognize all of the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS 141R will change the accounting treatment for certain specific items, including:

•	Noncontrolling interests (formerly known as "minority interests" -- see SFAS 160 discussion below) are to be valued at fair value as of the acquisition date;
•
Acquired contingent liabilities will be recorded at fair value at the acquisition date and subsequently measured at either the higher of such amount or the amount determined under existing guidance for non-acquired contingencies; and

•	In-process research and development will be recorded at fair value as an indefinite-lived intangible asset at the acquisition date.

The Company will adopt SFAS 141R as of January 1, 2009.

3.   Variable Interest Entity

The Company, in 2002, received advances of funds from GS Security (the "Variable Interest Entity" or "VIE") to fund start-up working capital needs, the ongoing costs incurred in the development of its OneVision® software system and the repayment of certain loans to a Member, who is also a related party of both entities (Note 8). The source of the funds provided by GS Security came from its own debt financing entered into in May 2002. The GS Security borrowing was in the form of a $456,000 Small Business Administration guaranteed loan (the "SBA loan") from the North Atlanta National Bank (the "lender"). Two individuals, that are the only Members of the Company’s managing Member, are also the only Members of GS Security (Note 8). GS Security over time wound down its day to day

ForgeHouse, LLC
(A Georgia Limited Liability Company)
(An Entity in the Development Stage)

Notes to the Consolidated Financial Statements
As of December 31, 2006,
For Each of the Two Years in the Period Ended December 31, 2006, and
For the Period from June 24, 2002 (Inception) to December 31, 2006

3.   Variable Interest Entity, Continued

operations, sold its operating business in 2004, used the proceeds from the business sale to in part fund the Company. GS Security since the business sale in 2004 does not have ongoing operations. GS Security as of December 31, 2006 had a net liability principally comprised of the unpaid SBA loan balance. GS Security is dependent upon the Company, which is not a guarantor of the SBA Loan, and its managing Member's two Members, who are guarantors on the SBA Loan, to make required SBA Loan payments.

The Company determined its debt servicing of the GS Security's SBA loan requires GS Security be recognized as a variable interest entity as defined in FIN 46R. The Company has concluded that it is the primary beneficiary and, as a result, the Company consolidated GS Security as of January 1, 2005. To date, the Company has expensed all of the funds it has advanced to service the SBA loan, as the eventual collection of these advances is considered unlikely. The results of GS Security's operations from the Company's inception through December 31, 2004 are reported as a separate line item in the Consolidated Statements of Operations (no tax consideration is required). There are no transactions other than GS Security since the Company’s adoption of FIN 46R that meet its criteria for reporting. . The consolidation of GS Security with the Company did not materially affect the Company’s operating results or its financial condition.

ForgeHouse, LLC
(A Georgia Limited Liability Company)
(An Entity in the Development Stage)

Notes to the Consolidated Financial Statements
As of December 31, 2006,
For Each of the Two Years in the Period Ended December 31, 2006, and
For the Period from June 24, 2002 (Inception) to December 31, 2006

3.   Variable Interest Entity, Continued

The consolidating balance sheets, statements of operations and statements of Members' deficit of ForgeHouse, LLC and the VIE for the year ended December 31, 2006 are as follows:

	GS Security
	ForgeHouse	VIE	Consolidated
Assets:
Current assets:
Accounts receivable - trade	$21,760	-	$21,760
Prepaid insurance	790	-	790
Total current assets	22,550	-	22,550
Equipment, net	2,675	-	2,675
Software development costs, net	112,667	-	112,667
Other assets [a]	(237,816)	237,816	-
Total assets	$(99,924)	$237,816	$137,892
Liabilities and Members' deficit:
Current liabilities:
Notes payable in default, net	$1,199,536	$256,806	$1,456,342
Accrued interest on note in default	276,342	-	276,342
Bank overdraft	26,968	-	26,968
Accounts payable - trade	138,265	5,533	143,798
Accrued expenses	52,014	-	52,014
Note payable	217,753	-	217,753
Total liabilities	1,910,878	262,339	2,173,217
Members' deficit	(694,939)	16,790	(678,149)
Net loss	(1,315,863)	(41,313)	(1,357,176)
Total Members' deficit	(2,010,802)	(24,523)	(2,035,325)
Total liabilities and Members' deficit	$(99,924)	$237,816	$137,892

a reflects intercompany elimination

ForgeHouse, LLC
(A Georgia Limited Liability Company)
(An Entity in the Development Stage)

Notes to the Consolidated Financial Statements
As of December 31, 2006,
For Each of the Two Years in the Period Ended December 31, 2006, and
For the Period from June 24, 2002 (Inception) to December 31, 2006

3.   Variable Interest Entity, Continued

Statement of operations:
	ForgeHouse	VIE	Consolidated
Net revenues	68,245	-	68,245
Operating expenses:
Costs of revenues	19,906	-	19,906
Software development costs	208,489	-	208,489
Payroll related expenses	386,872	-	386,872
Professional fees	105,888	-	105,888
Depreciation and amortization	36,656	11,503	48,159
General and administrative expenses	265,272	120	265,392
Total operating expenses	1,023,083	11,623	1,034,706
Loss from operations	(954,838)	(11,623)	(966,461)
Other expense:
Interest expense	(257,271)	(29,690)	(286,961)
Amortization of loan amount	(103,719)	-	(103,719)
Loss on disposal of fixed assets	-	-	-
Other expense	(35)	-	(35)
Total other expense	(361,025)	(29,690)	(390,715)
Loss from consolidated operations	(1,315,863)	(41,313)	(1,357,176)
Net income of VIE from inception to December 31, 2004	-	-	-
Net loss	(1,315,863)	(41,313)	(1,357,176)

ForgeHouse, LLC
(A Georgia Limited Liability Company)
(An Entity in the Development Stage)

Notes to the Consolidated Financial Statements
As of December 31, 2006,
For Each of the Two Years in the Period Ended December 31, 2006, and
For the Period from June 24, 2002 (Inception) to December 31, 2006

3.   Variable Interest Entity, Continued

Statement of Members' deficit:
	Member		Accumulated
	Units	Capital	Deficit	Total
Balance, June 24, 2002	-	-	-	-
Contributed capital	100,000	$547,718	-	$547,718
Net loss of ForgeHouse	-	-	$(792,829)	(792,829)
Balance, December 31, 2004	100,000	547,718	(792,829)	(245,111)
Value of the net asset of the VIE as of January 1, 2005	-	-	39,673	39,673
Contributed capital	42,857	454,926	-	454,926
Member distribution	-	(200,000)	-	(200,000)
Net loss of ForgeHouse	-	-	(926,511)	(926,511)
Net loss of VIE	-	-	(7,517)	(7,517)
Balance December 31, 2005	142,857	802,644	(1,687,184)	(884,540)
Contributed capital	-	199,028	-	199,028
Net loss of ForgeHouse	-	-	(1,315,863)	(1,315,863)
Net loss of VIE	-	-	(41,313)	(41,313)
Balance, December 31, 2006	142,857	$1,001,672	$(3,044,360)	$(2,042,688)

ForgeHouse, LLC
(A Georgia Limited Liability Company)
(An Entity in the Development Stage)

Notes to the Consolidated Financial Statements
As of December 31, 2006,
For Each of the Two Years in the Period Ended December 31, 2006, and
For the Period from June 24, 2002 (Inception) to December 31, 2006

4.   Accounts Receivable - Trade

Accounts receivable - trade is comprised of the following at December 31, 2006:

Accounts receivable - trade	$21,760
Allowance for doubtful accounts receivable	-
Accounts receivable - trade, net	$21,760

The Company did not provide for an allowance for doubtful accounts as of December 31, 2006. All of the accounts receivable - trade as of December 31, 2006 (and also those that arise from future operations) were pledged as security as part of the Company's loans with the private lender (Note 6).

5.  Equipment

Equipment, net is comprised of the following at December 31, 2006:

Computer equipment	$26,896
Office equipment	1,337
Total equipment	28,233
Less: accumulated depreciation	(25,558)
Equipment, net	$2,675

Depreciation expense amounted to $1,989, $5,844, and $25,558 for the years ended December 31, 2006 and 2005 and for the period from June 24, 2002 (inception) to December 31, 2006, respectively. All of the equipment was pledged as security in conjunction with either of the Company's loans with the bank or the private lender (Note 6).

6.  Debt

Notes Payable in Default - Secured

North Atlanta National Bank - Small Business Administration Guaranteed Loan

On August 19, 2002 the Company's VIE entered into a loan agreement with North Atlanta National Bank (the "Lender") which was guaranteed by the Small Business Administration (the "SBA Loan"). The SBA loan at December 31, 2006 had a face value of $456,000 with a variable interest rate based on the Wall Street Journal prime rate plus 2.75% per annum. The SBA Loan requires monthly payments of $6,331 and originated in August 2002 with all unpaid principal and interest due at maturity in August 2010. The amount of the monthly SBA Loan payment is subject to annual adjustment each August so that the principal balance

ForgeHouse, LLC
(A Georgia Limited Liability Company)
(An Entity in the Development Stage)

Notes to the Consolidated Financial Statements
As of December 31, 2006,
For Each of the Two Years in the Period Ended December 31, 2006, and
For the Period from June 24, 2002 (Inception) to December 31, 2006

6.  Debt, Continued

Notes Payable in Default - Secured, Continued

is amortized ratably over the remaining term of the loan. The interest rates at December 31, 2006 and December 12, 2007 were 10.00% and 10.50%, respectively. The SBA loan's variable interest rate is subject to adjustment on a calendar quarter basis. The weighted-average interest rate for the years ended December 31, 2006, 2005, and for the period from June 24, 2002 (inception) to December 31, 2006 are 9.25%, 7.25% and 8.41%, respectively. The SBA loan is secured by substantially all of the assets (both tangible and intangible) of the Company and GS Security (Note 3, Variable Interest Entity). The unpaid balance of the SBA loan is $256,806 at December 31, 2006. The loan is in default due to violations of multiple loan agreement covenants, and as such, has been classified as a current liability and "in default" on the balance sheet. The Company has not been notified by the Lender that the SBA Loan's promissory note is all due and payable.

Specific costs related to the SBA Loan were capitalized upon issuance of the debt and were being amortized to interest expense using the effective interest rate method over the five-year term of the debt. During the year ended December 31, 2006, the remaining unamortized balance was expensed to amortization expense as the loan is in default.

Arngrove Group Holdings Ltd.

In May 2005, the Company entered into a combination debt, sale of Members' equity and services agreement transaction (the "Agreement") with Arngrove Group Holdings Ltd ("Arngrove") (a United Kingdom entity). The Agreement provided the Company with a line-of-credit facility (the "Loan Agreement") that called for Arngrove to advance the Company as requested up to $100,000 per month, with a maximum aggregate principal amount not to exceed $1,200,000 over the twelve month period ending May 2006. The Loan Agreement was evidenced by a note payable with a not-to-exceed face amount of $1,200,000 entered into in May 2005. The note payable at December 31, 2006 has a face and fair value of $1,200,000 with a fixed interest rate of 10.0% per annum. The amount of stated interest related to this Loan Agreement was included in accrued interest on note in default and was $267,676 at December 31, 2006. The Loan Agreement for financial reporting purposes was discounted at inception to reflect an effective interest rate yield of 29.7% (as of the date the Loan Agreement promissory note was created); its initial discount recognized was $114,622. The discount was being accreted ratably over the initial life of the Loan Agreement promissory note. In 2006, the Loan Agreement's restrictive covenants went into default and all of the unaccreted discount was expensed. The accretion of the loan agreement discount

ForgeHouse, LLC
(A Georgia Limited Liability Company)
(An Entity in the Development Stage)

Notes to the Consolidated Financial Statements
As of December 31, 2006,
For Each of the Two Years in the Period Ended December 31, 2006, and
For the Period from June 24, 2002 (Inception) to December 31, 2006

6.  Debt, Continued

Notes Payable in Default - Secured, Continued

Arngrove Group Holdings Ltd., Continued

is reported in the statement of operations under other expense and amounted to $103,719, $10,903 and $114,622 for the years ended December 31, 2006 and 2005 and for the period from June 24, 2002 (inception) to December 31, 2006, respectively. The required annual interest only payments were to commence as of June 1, 2006. Neither the June 2006 nor June 2007 interest only payments have been made by the Company. In addition, the line of credit requires semi-annual principal payments of $240,000. The first principal payment is due in June 2008 and then each December and June thereafter through and including June 2010 when all unpaid principal and interest is due. The line of credit is secured by substantially all of the assets of the Company and holds a secondary position to the SBA loan.

The Agreement also included a services contract that provided for Arngrove to provide certain consulting services and to receive a fee (the "Fee") of approximately $120,000 each year, payable monthly within 7 days of each month-end. The Fee was a required portion of the Agreement. It is being treated by the Company as additional interest. The Company determined that the nature of the consultancy services called for in the Agreement were investor's due diligence procedures or were not provided to the Company at all. The Fee is charged as interest expense as of operations. The Company has not made any Fee payments to Arngrove as provided for in the service contract, and the unpaid amount related to the consultancy fee of $176,139 is included in the accrued interest of note in default balance at December 31, 2006.

The Agreement included the sale of Member equity to four individuals related to Arngrove for $300,000 and a 30% interest in the Company (Note 9). This was a necessary provision to obtain the loan, which was why the Company accepted the invested at a discounted price. The Company, based on prior equity investments, estimated the fair value of the 30% equity interest at $600,000. The Company trifurcated the values of the loan, equity interest, and service contract based on the net cash received from the agreement, resulting in the recording of the equity investment at a value of $414,622 and a discount on the underlying loan of $114,622, to be amortized over the life of the loan.

As the Company has not made the necessary payments to stay current as required by the provisions of the loan and also violated other negative and affirmative loan covenants, the loan is classified as a Note in Default on the face of the balance sheet.

ForgeHouse, LLC
(A Georgia Limited Liability Company)
(An Entity in the Development Stage)

Notes to the Consolidated Financial Statements
As of December 31, 2006,
For Each of the Two Years in the Period Ended December 31, 2006, and
For the Period from June 24, 2002 (Inception) to December 31, 2006

6.  Debt, Continued

Unsecured Debt

In August 2006, the Company borrowed $200,000 from a group ("After All") that consisted of some of the same Members of Arngrove Group Holdings, Ltd. The loan was unsecured and interest accrues at a rate of 20% per annum, which is calculated monthly and rolled into the principal balance of the loan. The loan term was six months from the issuance date and has been extended on a month-to-month basis at the discretion of After All. The principal balance, including accrued interest, at December 31, 2006 is $217,753.

The Company incurred interest cost in the years ended December 31, 2006 and 2005 and for the period from June 24, 2002 (inception) through December 31, 2006 of $286,961, $77,836, and $364,912, respectively, all of which was charged to operations.

Notes Payable in Default

As a result of non-financial debt restrictions, the Company was unable to remain in compliance with covenants arising under its two long-term note agreements. The covenants that were in default as of December 31, 2006 and are still in default as of December 12, 2007 include the sale of certain assets restricted as to disposition by covenants, use of loan proceeds for other than identified purposes and the failure to make agreed upon debt service payments in accordance with the loan document terms. A total of $1,456,342 of long-term debt is subject to accelerated maturity and, as such, the creditors may, at their option, give notice to the Company that amounts owed are immediately due and payable. As a result, the full amount of the related long-term debt has been classified as a current liability in the accompanying Balance Sheet at December 31, 2006.

7.  Commitments and Contingencies

Legal Actions

Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

ForgeHouse, LLC
(A Georgia Limited Liability Company)
(An Entity in the Development Stage)

Notes to the Consolidated Financial Statements
As of December 31, 2006,
For Each of the Two Years in the Period Ended December 31, 2006, and
For the Period from June 24, 2002 (Inception) to December 31, 2006

7.  Commitments and Contingencies, Continued

Legal Actions

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Operating Leases

The Company recognized rental expense of $41,828, $65,799, and $223,441 for the years ended December 31, 2006 and 2005, and for the period from June 24, 2002 (inception) to December 31, 2006, respectively. The Company occupied its Norcross, Georgia facility under a rental agreement that had a lease term that expired in March 2007. The Company is currently subleasing space from a third party on a month-to-month basis.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of the accounts receivable - trade. The Company operates in a market segment that is highly competitive and rapidly changing. Significant technological changes, shifting customer requirements, the emergence of competitive products with new capabilities and other factors could negatively impact the Company's operating results.

The Company had three customers that individually comprised more than 10% of the accounts receivable - trade balance, for a total of 96% of the accounts receivable - trade balance at December 31, 2006.

Three customers were individually responsible for more than 10% of the revenue for the year ended December 31, 2006, totaling 91% of the Company's sales during 2006. Two of these customers individually made up more than 10% of the Company's sales during 2005, totaling 100% of total sales during the year ended December 31, 2005. Two customers individually also made up more than 10% of the Company’s sales since inception, totaling 82% of sales from June 24, 2002 (inception) to December 31, 2006. Note that the concentration since inception discussed above excludes the sales and customers of the variable interest entity. The contracts of the variable interest entity were sold in August 2004, and the entity has been inactive since then with no sales.

ForgeHouse, LLC
(A Georgia Limited Liability Company)
(An Entity in the Development Stage)

Notes to the Consolidated Financial Statements
As of December 31, 2006,
For Each of the Two Years in the Period Ended December 31, 2006, and
For the Period from June 24, 2002 (Inception) to December 31, 2006

7.  Commitments and Contingencies, Continued

Concentration of Credit Risk, Continued

If the Company were to lose any of these customers, the impact on its consolidated financial statements would be unknown, but could be significant. The Company has not experienced any such loss of customers as of September 30, 2007.

8.  Related Party Transactions

Member Loans

Two individuals, who are the only Members of the Company's managing Member, TWE, LLC (a Georgia Limited Liability Company) ("TWE") have from time to time and as required since the Company's inception in 2002, advanced funds to the Company to meet ongoing operational cash flow needs. All amounts advanced and unpaid through December 31, 2006 have been recorded as Member capital contributions (Note 9, Members' Equity Transactions). As of September 30, 2007, there is an amount due to one of the individuals for funds he advanced to the Company during 2007.

Personal Guarantees for the Benefit of GS Security

The two individuals who are TWE's Members have provided ongoing personal guarantees for the VIE's SBA loan (Note 6, Debt). The personal guarantees are for an amount not to exceed the SBA Loan principal balance plus costs and unpaid accrued interest. The inability of the Company to meet the ongoing debt service requirements of the SBA loan could require the two individuals to make the debt service payments. The impact of such an event on the Company is unknown at this time.

Contributed Services

An individual, who is a Member of the Company, provided software development services during the year ended December 31, 2006. The contributed services provided to the Company were recorded at a fair value of $54,836 and the Member did not receive additional Member units or capital participation (Note 9, Members' Equity Transactions).

ForgeHouse, LLC
(A Georgia Limited Liability Company)
(An Entity in the Development Stage)

Notes to the Consolidated Financial Statements
As of December 31, 2006,
For Each of the Two Years in the Period Ended December 31, 2006, and
For the Period from June 24, 2002 (Inception) to December 31, 2006

9.  Members' Equity Transactions

Members' Equity Issued for Cash

In June 2002, the Company's managing Member, TWE, LLC (a Georgia Limited Liability Company) ("TWE") contributed Members' capital of $52,936 for 84,000 Member units with a Members' capital and income and loss participation of 84%.

In June 2005, Arngrove related individuals contributed Members' capital of $300,000 in cash as part of a unit transaction with an allocated fair value of $414,622 for 42,857 Members' units with a Members' equity only participation of 30% (Note 6, Debt). This transaction resulted in the dilution of all but one of the other Members' equity participation percentages as of that date.

Additional Members' Capital Contributions

In the year ended December 31, 2005, TWE contributed additional Members' capital in cash of $40,304 and did not receive additional Member units, Members' capital or income or loss participation.

In the year ended December 31, 2006, TWE contributed additional Members' capital of $134,192 and did not receive additional member units, members' capital or income and loss participation.

Members' Equity Issued for Services

In June 2002, two individuals contributed a portion of future software programming services they were to provide under a services agreement related to the development of the OneVision® software product to the Company. The individuals contributed portions of their services with a fair value based on the initial hours and current market rate for their services that was determined in the initial software development planning. This contributed members' equity had a fair value of $272,283 for which they received 15,000 Member units (the Members' equity participation equated to a 15% ownership position at the time of the agreement). Of this services agreement amount, $173,333 was eventually capitalized as software development cost and the remaining $98,950 was charged to operations as software development costs.

In the year ended December 31, 2006, a Company Member contributed to the Company as a capital contribution the amount due him by the Company for past software programming services related to the ongoing software system development of OneVision®. The fair value of the contributed services was $54,836 and was based on the fair value of the services based

ForgeHouse, LLC
(A Georgia Limited Liability Company)
(An Entity in the Development Stage)

Notes to the Consolidated Financial Statements
As of December 31, 2006,
For Each of the Two Years in the Period Ended December 31, 2006, and
For the Period from June 24, 2002 (Inception) to December 31, 2006

9.  Members' Equity Transactions, Continued

Members' Equity Issued for Services, Continued

on the time spent and the hourly rate charged. The Member did not receive additional Member units or capital participation. The total amount was charged to operations as software development costs.

Member Distribution

In the year ended December 31, 2005, an individual who is a Member of TWE and a related party (Note 8, Related Party Transactions) received a $200,000 Member capital distribution. The capital distribution did not affect his Member units or Members' income and loss participation.

10.  Subsequent Events

Start of Ongoing Operations

In April 2007, the Company entered into a licensing agreement with a national security industry provider (the "Licensee") by which the Company granted an exclusive license to the Licensee to use, market and distribute the Company's OneVision® software through its internal security system and its customers throughout United States. The execution of this agreement marks the Company's transition from development stage to ongoing operations.

Accordingly, the Company's operations in 2007 and beyond will not reflect inception to date information nor will it be considered an entity in the development stage.

The agreement provides for the Licensee to pay the Company a base service fee of $10,000 per month along with an annual service fee payable at the beginning each service year that the Licensee utilizes the OneVision® service. The annual user service fees are a minimum of $1,140 per year, with additional optional services and hardware available. The Company's per user service fee rates are subject to an upward rate adjustment if the licensee does not meet certain agreed-upon user participation levels. In order for the licensee to maintain the exclusivity rights in the United States, the Licensee must meet minimum user participation levels and have paid all fees due under the agreement.

ForgeHouse, LLC
(A Georgia Limited Liability Company)
(An Entity in the Development Stage)

Notes to the Consolidated Financial Statements
As of December 31, 2006,
For Each of the Two Years in the Period Ended December 31, 2006, and
For the Period from June 24, 2002 (Inception) to December 31, 2006

11.       Event Subsequent to the Date of the Report of Independent Auditor (unaudited)

Reverse Acquisition

In July 2007, the Company entered into a Nonbinding Letter of Intent with Milk Bottle Cards, Inc. (“Milk Bottle”) (a non-operating public shell corporation) whereby the Company's Members were to exchange their Membership interests for Milk Bottle common stock and cash. On January 31, 2008 Milk Bottle and the Members of the Company concluded negotiations and entered agreements (the exchange agreement) that resulted in the exchange of all Company Members’ interest for 10,500,000 shares of Milk Bottle common stock (the combined entity) (approximately 37.5% of all outstanding Milk Bottle common stock as of January 31, 2008) and cash of approximately $171,500.

For accounting purposes, the acquisition has been treated as a recapitalization of the Company; with the Company being treated as the acquirer (a reverse acquisition). The historical financial statements prior to the reverse acquisition will be retroactively restated (a recapitalization) to reflect the inclusion of the equivalent number of shares received by the Company in the exchange agreement. The Company’s loss per share for the periods prior to the exchange transaction will be restated to reflect the total number of equivalent shares outstanding immediately subsequent to the reverse acquisition.

The actions described in items i) through vi) below have been taken in connection with thereverse acquisition.

i) Milk Bottle changed its name to ForgeHouse, Inc.

ii) The Members of the Company have the right to appoint two of the ForgeHouse, Inc. Board of Director Members.

iii) Concurrently with the merger transaction, ForgeHouse, Inc entered into a private placement of Series A convertible preferred stock (the Preferred Stock Financing) resulting in net transaction proceeds of $1,850,000 (net of Preferred Stock Financing fees of $250,000) for the Series A units comprised of 2,000,000 shares of Series A convertible preferred stock and 2,000,000 warrants exercisable into an equivalent number shares of common stock. The Series A convertible preferred stockholders will have the right to appoint two additional board members. A fifth and final Member of the Board will be agreed upon by the majority of the four original directors; therefore no block of stockholders has the ability to appoint a voting majority of the Board Members. The recognition of the Company as the accounting acquirer in this transaction is based upon a determination that the ForgeHouse interest holders in Milk

ForgeHouse, LLC
(A Georgia Limited Liability Company)
(An Entity in the Development Stage)

Notes to the Consolidated Financial Statements
As of December 31, 2006,
For Each of the Two Years in the Period Ended December 31, 2006, and
For the Period from June 24, 2002 (Inception) to December 31, 2006

11.              Event Subsequent to the Date of the Report of Independent Auditor (unaudited),  Continued

Bottle (1) will be the largest minority stockholder group, (2) will represent all members of senior management, and (3) will have paid a premium for their equity interests over Milk Bottle's per merger transaction fair market value.

iv) On February 4, 2008, ForgeHouse, Inc. paid off the SBA loan which totaled $220,325; thereby satisfying the unpaid principal balance of $206,402, late charges of $12,780 and accrued interest of $1,143. As a result of the SBA loan repayment, the Company as of February 4, 2008 is no longer considered as having a variable interest entity.

v) On February 4, 2008, ForgeHouse, Inc. made payments totaling approximately $368,500 to Arngrove and After All as settlement for all accrued interest and fees on the Arngrove and After All notes payable.

vi) At closing of the reverse acquisition on January 31, 2008, Milk Bottle made payments totaling approximately $171,500 to the Arngrove investors who were 30% Members in the Company, in exchange for their Company membership interests.

ForgeHouse, LLC
(A Georgia Limited Liability Company)

Condensed Consolidated Financial Statements

As of September 30, 2007, and
For the Three-Month and Nine-Month Periods Ended September 30, 2007 and 2006

Forgehouse, LLC
(A Georgia Limited Liability Company)

Index to the Condensed Consolidated Financial Statements
As of September 30, 2007, and
For the Three-Month and Nine-Month Periods Ended September 30, 2007 and 2006

Forgehouse, LLC
(A Georgia Limited Liability Company)

Condensed Consolidated Balance Sheet
September 30, 2007

ASSETS
Current assets:
Accounts receivable - trade	$17,259
Inventory for resale	8,812
Total current assets	26,071
Equipment, net of accumulated depreciation of $26,940	1,293
Software development costs, net of accumulated amortization of $86,667	86,667
Total assets	$114,031
LIABILITIES AND MEMBERS' DEFICIT
Current liabilities:
Notes payable in default	$1,420,792
Accrued interest on note in default	492,596
Cash overdraft	89,509
Accounts payable - trade	299,881
Related party loan payable	100,500
Accrued expenses	70,995
Note payable	247,671

Total liabilities	2,721,944

Commitments and contingencies

Members deficit:
ForgeHouse LLC	(2,561,871)
Variable Interest Entity	(46,042)

Total Members' deficit	(2,607,913)

Total liabilities and Members' deficit	$114,031

The accompanying notes are an integral part of the financial statements.

Forgehouse, LLC
(A Georgia Limited Liability Company)

Condensed Consolidated Statements of Operations
For the Three-Month and Nine-Month Periods Ended September 30, 2007 and 2006

	For the Nine Month Periods Ended September 30,		For the Three-Month Periods Ended September 30,
	2007	2006	2007	2006
Net revenues	$187,790	35,878	$51,222	$13,366
Operating expenses:
Costs of revenues	72,216	18,950	7,712	3,000
Product development	248,840	144,081	46,872	52,714
Payroll expense	163,533	297,746	70,986	80,960
Professional fees	81,527	94,629	36,386	40,944
Depreciation and amortization	27,382	29,390	9,748	9,287
General and administrative	152,688	206,461	38,615	67,316
Total operating expenses	746,186	791,257	210,319	254,221
Loss from operations	(558,396)	(755,379)	(159,097)	(240,855)
Other expense:
Interest expense	(269,135)	(199,203)	(88,938)	(81,523)
Accretion of loan discount	-	(103,719)	-	-
Other expenses	-	(35)	-	-
Total other expense	(269,135)	(302,957)	(88,938)	(81,523)
Loss before extraordinary item	(827,531)	(1,058,336)	(248,035)	(322,378)
Net income of Variable Interest Entity since inception	-	-	-	-
Net loss	$(827,531)	(1,058,336)	$(248,035)	$(322,378)

The accompanying notes are an integral part of the financial statements.

Forgehouse, LLC
(A Georgia Limited Liability Company)

Condensed Consolidated Statements of Members' Deficit
For the Period from June 24, 2002 (Inception) to September 30, 2007

	Member Units	Member Capital	Accumulated Deficit	Total
Balance, June 24, 2002 (inception)	-	-	-	-
Member contributed capital	100,000	$547,718	-	$547,718
Net loss from inception to December 31, 2004	-	-	$(792,829)	(792,829)
Balance, December 31, 2004	100,000	547,718	(792,829)	(245,111)
Value of net asset of the Variable Interest Entity as of January 1, 2005	-	-	47,036	47,036
Member contributed capital	42,857	454,926	-	454,926
Member distribution	-	(200,000)	-	(200,000)
Net loss	-	-	(934,028)	(934,028)
Balance, December 31, 2005	142,857	802,644	(1,679,821)	(877,177)
Member contributed capital	-	199,028	-	199,028
Net loss	-	-	(1,357,176)	(1,357,176)
Balance, December 31, 2006	142,857	1,001,672	(3,036,997)	(2,035,325)
Member contributed capital	-	254,943	-	254,943
Net loss	-	-	(827,531)	(827,531)
Balance, September 30, 2007	142,857	$1,256,615	$(3,864,528)	$(2,607,913)

The accompanying notes are an integral part of the financial statements.

Forgehouse, LLC
(A Georgia Limited Liability Company)

Condensed Consolidated Statements of Cash Flows
For the Three-Month and Nine-Month Periods Ended September 30, 2007 and 2006

	For the Nine-Month Periods Ended September 30,
	2007	2006
Cash flows from operating activities:
Net loss	$(827,531)	$(1,058,336)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation	1,382	1,528
Amortization	26,000	26,000
Amortization of loan costs	-	1,862
Accrued interest on debt	246,171	169,272
Accretion of loan fees	-	103,719
Decrease (increase) in assets:
Accounts receivable - trade	(65,499)	(11,406)
Inventory for resale	(8,812)	-
Prepaid expenses and other current assets	790	-
Increase (decrease) in liabilities:
Accounts payable - trade	156,084	102,934
Accrued expenses	18,979	7,994
Related party payables	100,500	-
Deferred revenue	70,000	-
Cash used in operating activities	(281,936)	(656,433)
Cash flows used in investing activities:
Acquisition of equipment	-	-
Capitalized software development costs	-	-
Cash used in investing activities	-	-
Cash flows provided by (used in) financing activities:
Proceeds from the issuance of debt	-	650,000
Payments on debt	(35,548)	(33,379)
Member contributed capital	254,943	5,212
Net increase in bank overdrafts	62,541	26,968
Cash provided by financing activities	281,936	648,801
Net decrease in cash	-	(7,632)
Cash at beginning of period	-	7,632
Cash at end of period	$-	$-

The accompanying notes are an integral part of the financial statements.

Forgehouse, LLC
(A Georgia Limited Liability Company)

Condensed Consolidated Statements of Cash Flows
For the Three-Month and Nine-Month Periods Ended September 30, 2007 and 2006

Supplemental Disclosure of Cash Flow Information

	For the Nine-Month Periods
	Ended September 30,
	2007	2006
Cash paid during the fiscal years for:
Interest	$21,429	$7,463
Income taxes	-	-

The accompanying notes are an integral part of the financial statements.

Forgehouse, LLC
(A Georgia Limited Liability Company)

Notes to the Condensed Consolidated Financial Statements
As of September 30, 2007, and
For the Three-Month and Nine-Month Periods Ended September 30, 2007 and 2006

1.	Description of the Company's Business

ForgeHouse, LLC (a Georgia Limited Liability Company) (the "Company") was formed in the state of Georgia in June 2002 and was a marketing and sales company in the development stage through December 31, 2006. The Company is engaged in the development of OneVision(R), a proprietary software product. OneVision(R) is a web based application, which serves as the virtual control and command system for compliance, security and maintenance operations. The Company has one class of Membership unit. The Company has elected to be treated as a partnership for income taxation purposes and does not have an finite life. No Member is liable for any liabilities, indebtedness, duties or obligations of the Company in excess of the sum of (a) the Member's capital contributions actually made to the Company which have not been returned or refunded; or (b) all amounts to which the Member is entitled to distribution which have not yet been distributed to the Member.

2.	Summary of Significant Accounting Policies

Principals of Consolidation

The Consolidated Financial Statements include the accounts of GS Security Group, LLC ("GS Security"), a related party (see Note 8, Related Party Transactions). The Company has evaluated the borrowing relationship with GS Security and determined that it is the primary beneficiary of GS Security's past access to borrowed funds. As required by the Financial Accounting Standards Board ("FASB") Interpretation No. 46 Revised ("Fin 46R"), Consolidation of Variable Interest Entities, the Company consolidates GS Security in its Consolidated Financial Statements (see Note 3, Variable Interest Entity). Intercompany transactions and balances are eliminated in consolidation. The necessity for the Company to consolidate GS Security was eliminated in February 2008 upon payment in full of GS Security's borrowed funds (Note 10, Event Subsequent to the Date of the Report of Independent Auditor (unaudited)).

Transition from Development Stage Operations and the Start of Ongoing Operations

The Company is an entity that was in the development stage for the year ended December 31, 2006 and was primarily engaged in the development of its sole operating software system OneVision(R). The focus of the Company while it was in the development stage was computer software research and development efforts directed toward the development and marketing of the OneVision(R) software system into the physical security industry.

Forgehouse, LLC
(A Georgia Limited Liability Company)

Notes to the Condensed Consolidated Financial Statements
As of September 30, 2007, and
For the Three-Month and Nine-Month Periods Ended September 30, 2007 and 2006

2.	Summary of Significant Accounting Policies, Continued

Transition from Development Stage Operations and the Start of Ongoing Operations, Continued

In April 2007, the Company entered into a licensing agreement with a national security industry provider (the "Licensee") by which the Company granted an exclusive license to the Licensee to use, market and distribute the Company's OneVision(R) software through its internal security system and its industry customers throughout United States. The execution of this agreement marked the Company's transition from development stage to ongoing operations. Accordingly, the Company’s operations in 2007 and beyond will not reflect inception to date information nor will it considered an entity in the development stage

The agreement provides for the Licensee to pay the Company a base service fee of $10,000 per month along with an annual per user service fee payable at the beginning of each service year that that Licensee utilizes the OneVision(R) service. The annual user service fees are a minimum of $1,140 per year, with additional optional services and hardware available. The Company's per user service fee rates are subject to an upward rate adjustment if the licensee does not meet certain agreed upon user participation levels. In order for the licensee to maintain the exclusivity rights in the United States, the Licensee must meet minimum user participation levels and have paid all fees due under the agreement.

Management's Plan

The Company has had limited experience in managing ongoing software development efforts and marketing the OneVision(R) software package, and there is no assurance that the OneVision(R) software adaptation efforts will not encounter problems. The Company’s success will depend in part on its ability to obtain patents (one is now pending) and product license rights, maintain trade secrets, and operate without infringing on the proprietary rights of others, both in the United States and other countries. There can be no assurance that patents issued to or licensed by the Company will not be challenged, invalidated, or circumvented, or that the rights granted there under will provide proprietary protection or competitive advantages to the Company.

The accompanying financial statements as of September 30, 2007 and for the three-month and nine-month periods ended September 30, 2007 and 2006 have been prepared assuming the Company will continue as a going concern (see Note 10 - Event subsequent to the date of the report of the independent auditor (unaudited)). The Company, over time, has experienced recurring losses and negative cash flows from operations, and as of September 30, 2007, the Company’s current liabilities exceeded its current assets by $2,695,873 and its total liabilities exceeded its total assets by $2,607,913. These factors raise substantial doubt about

Forgehouse, LLC
(A Georgia Limited Liability Company)

Notes to the Condensed Consolidated Financial Statements
As of September 30, 2007, and
For the Three-Month and Nine-Month Periods Ended September 30, 2007 and 2006

2.	Summary of Significant Accounting Policies, Continued

Management's Plan, Continued

the Company's ability to continue as a going concern. During the remainder of the year 2007 and during 2008, management intends to raise additional debt and/or equity financing to fund future operations, ongoing software development costs, and to provide other Company working capital needs. The Company’s marketing plan is to assist its OneVision(R) North American licensee in expanding acceptance and use of the product and to develop additional applications with significant anticipated demand requirements. Management believes that its plans will contribute towards achieving profitability. However, there is no assurance that such plans will be consummated or result will be of a sufficient level necessary to meet the Company’s ongoing cash needs. No assurances can be given that the Company can obtain sufficient working capital through borrowings from the related party and lending institutions or that the continued implementation of its business plan will generate sufficient revenues in the future to sustain ongoing operations.

The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern. As discussed in Note 10 (unaudited), the Company was able to obtain additional working capital in connection with the reverse acquisition in February 2008.

Revenue Recognition

The Company recognizes revenue from the monthly access fees to its OneVision(R) software, technical support fees and applications programming and training services. The Company recognizes revenue from the monthly access fees and related services in accordance with the American Institute of Certified Public Accountants’ Statement of Position ("SOP") 97-2, Software Revenue Recognition and SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions. Revenue is recognized when persuasive evidence of an arrangement exists, product delivery has occurred or services have been rendered, and the fee is determinable and collectability is probable.

Software Development Costs

The Company accounts for development costs related to software products to be sold, leased, or otherwise marketed in accordance with FASB SFAS No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed. Software development costs are expensed as incurred until technological feasibility has been established, at which

Forgehouse, LLC
(A Georgia Limited Liability Company)

Notes to the Condensed Consolidated Financial Statements
As of September 30, 2007, and
For the Three-Month and Nine-Month Periods Ended September 30, 2007 and 2006

2.	Summary of Significant Accounting Policies, Continued

Software Development Costs, Continued

time such costs are capitalized until the product is available for general release to customers. The Company's software was available July 1, 2003 for general release approximately seven months after the establishment of technological feasibility and, accordingly, the Company has capitalized certain software development costs incurred in that period. SFAS No. 2, Accounting for Research and Development Costs, establishes accounting and reporting standards for research and development. During the nine-month periods ended September 30, 2007 and 2005, the Company did not capitalize any software development costs. The Company has capitalized $173,333 in software development costs for the period from June 24, 2002 (inception) through September 30, 2007. The Company expensed $248,840 and $144,081 as research and development expense during the nine-month periods ended September 30, 2007 and 2006 and $46,872 and $52,714 during the three-month periods ended September 30, 2007 and 2006.

In accordance with SFAS No. 2, the costs the Company incurs to enhance its existing products are expensed in the period they are incurred and included in product development costs in the statements of operations.

Amortization of capitalized software development costs begins when the product is available for general release. Amortization is provided on a product-by-product basis on the straight-line method over the software products economic useful life. Unamortized capitalized software development costs determined to be in excess of net realizable values of the product are expensed immediately. During the three and nine-month periods ended September 30, 2007 and 2006, the Company amortized product development costs totaling $8,667, $8,667, $26,000 and $26,000, respectively.

Management has concluded that the software development costs have no residual value and a 5 year period of amortization, with the amortization period starting with the first general sale of the product after the beta site. This occurred in April 2005.

Future amortization of the software development costs is as follows for the years ended September 30:

2008	34,667
2009	34,667
2010	17,333
2011	-
2012 and thereafter	-

Forgehouse, LLC
(A Georgia Limited Liability Company)

Notes to the Condensed Consolidated Financial Statements
As of September 30, 2007, and
For the Three-Month and Nine-Month Periods Ended September 30, 2007 and 2006

2.	Summary of Significant Accounting Policies, Continued

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods and are their best estimates. Actual results could differ from those estimates. The most significant estimates relate to the estimate not to provide an allowance for uncollectible accounts receivable, the determination of useful lives used in calculating depreciation, intangible asset valuations and intangible useful lives, and the value of services provided for which Member equity interests was part of the consideration and contingencies. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant.

Disclosures about Fair Values of Financial Instruments

At September 30, 2007, the Company’s financial instruments are cash, accounts receivable, accounts payable and notes payable. The recorded values of cash, accounts receivable, bank overdrafts and accounts payable approximate their fair values based on their short-term nature. The recorded values of notes payable approximate their fair values as interest approximates market rates.

Cash

The Company considers deposits that can be redeemed on demand and investments that have original maturities of less than three months, when purchased, to be cash equivalents. As of September 30, 2007, the Company’s cash was deposited in one financial institution and there were no cash equivalents present.

Accounts Receivable - Trade and Allowance for Doubtful Accounts

Trade accounts receivable are stated at the amount the Company expects to collect. The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company’s estimate is based on its historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company’s estimate of the allowance for doubtful accounts will change. Based on the Company's status as a development stage company and past level of sales, the Company has not experienced any accounts receivable that could not be collected, and as such, the allowance for doubtful accounts is zero at September 30, 2007. As the Company expands, it fully expects the allowance for doubtful accounts to increase from zero.

Forgehouse, LLC
(A Georgia Limited Liability Company)

Notes to the Condensed Consolidated Financial Statements
As of September 30, 2007, and
For the Three-Month and Nine-Month Periods Ended September 30, 2007 and 2006

2.	Summary of Significant Accounting Policies, Continued

Prepaid Expenses

The Company's prepaid expenses consist mainly of amounts paid for annual insurance contracts. The amounts are expensed ratably over the term of the contract.

Equipment

Equipment is recorded at cost. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. The Company uses other depreciation methods (generally, accelerated depreciation methods) for tax purposes where appropriate. Repairs and maintenance are expensed as incurred. When equipment is retired, sold, or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations. During the three and nine-month periods ended September 30, 2007 and 2006, the Company did not dispose of any equipment.

The estimated useful lives of computer and office equipment are as follows:

Estimated
Useful
Lives
Computer equipment	3 years
Office equipment	7 years

Leases

The Company reviews all leases for capital or operating classification at their inception under the guidance of the Financial Accounting Standards Board's ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 13, Accounting for Leases, as amended. The Company uses its incremental borrowing rate in the assessment of lease classification and defines the initial lease term to exclude lease extension periods.

For leases that contain rent escalations, the Company records the total rent payable during the lease term, as defined above, on a straight-line basis over the term of the lease.

Impairment of Long-Lived Assets

In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets, such as property and equipment and intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an

Forgehouse, LLC
(A Georgia Limited Liability Company)

Notes to the Condensed Consolidated Financial Statements
As of September 30, 2007, and
For the Three-Month and Nine-Month Periods Ended September 30, 2007 and 2006

2.	Summary of Significant Accounting Policies, Continued

Impairment of Long-Lived Assets. Continued

impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. Fair value is determined based on the estimated discounted future cash flows expected to be generated by the asset. The factors considered by management in performing this assessment include current operating results, trends and prospects, as well as the effects of obsolescence and economic factors.

Deferred Financing Costs

Costs relating to obtaining financing are capitalized and amortized over the term of the related debt using the straight-line method. The remaining deferred financing costs during 2006 were charged to operations as interest expense. The related debt is now in default and is classified as a current liability.

Deferred Revenue - Amounts Billed in Advance

The Company recognizes revenues as earned. Amounts billed in advance of the period in which service is rendered are recorded as a liability under “Deferred revenue.” The Company did not have any deferred revenue at September 30, 2007.

General and Administrative Expense

General and administrative expense includes the cost of maintaining the infrastructure of the company that is not directly related to delivery of products and services or the selling efforts. Also included in this category is the provision for doubtful accounts receivable.

Product Development Expense

The Company includes in product development expense those costs related to maintaining a technical workforce to the extent that their activities principally involve the following software development activities:

•	conceptual formulation and design of possible product or process alternatives;
•	testing in search for or evaluation of product or process alternatives;
•	modification of the formulation or design of a product or process; and
•	engineering activity required to advance the design of a product to the point that it meets specific functional and economic requirements and is ready for production

Forgehouse, LLC
(A Georgia Limited Liability Company)

Notes to the Condensed Consolidated Financial Statements
As of September 30, 2007, and
For the Three-Month and Nine-Month Periods Ended September 30, 2007 and 2006

2.	Summary of Significant Accounting Policies, Continued

Income Taxes

The Company is treated as a partnership for federal income tax purposes. Federal income taxes are not payable, or provided for, by the Company. Members report their proportionate share of the Company's income or losses. The Company's income or losses are allocated among the Members in accordance with its Members' Agreement and Georgia state law.

Disclosures about Fair Values of Financial Instruments

The estimated fair value of all financial instruments on the Company's September 30, 2007 balance sheet has been determined by the Company using available market information and appropriate valuation methodologies. Because considerable judgment is required in developing the estimates of fair value, these estimates are not necessarily indicative of the amounts that could be realized in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. None of the Company's financial instruments have been held or issued for trading purposes. The Company does not have any off balance sheet financial instruments.

The following methods were used by the Company in estimating fair value disclosures for these financial instruments:

Current Assets and Certain Current Liabilities

The carrying amounts of accounts receivable - trade, prepaid insurance, bank overdraft, accounts payable - trade and certain other current liability amounts approximate fair value due to the short term maturities of these instruments.

Notes Payable in Default

The fair value of the two notes payable in default at September 30, 2007 are are their face value. One of the notes payable has had the related note payable discount fully accreted

Recent Accounting Pronouncements

In June 2006, FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109 ("FIN 48"), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and

Forgehouse, LLC
(A Georgia Limited Liability Company)

Notes to the Condensed Consolidated Financial Statements
As of September 30, 2007, and
For the Three-Month and Nine-Month Periods Ended September 30, 2007 and 2006

2.	Summary of Significant Accounting Policies, Continued

Recent Accounting Pronouncements, Continued

measurement of a tax position taken or expected to be taken in a tax return. FIN 48 requires recognition of tax benefits that satisfy a greater than 50% probability threshold. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for the Company beginning January 1, 2008 (Note ). The Company believes that adoption of FIN 48 will not have a material effect on its financial position, results of operations or cash flows.

In September 2006, FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements. This Statement does not require any new fair value measurements. The Company does not expect the adoption of this statement to have a material impact on its financial position, results of operations or cash flows.

In December 2007, FASB issued SFAS No. 141 (Revised 2007), Business Combinations. Under SFAS 141R, the acquiring entity is required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. Statement 141R will change the accounting treatment for certain specific items, including:

•	Noncontrolling interests (formerly known as "minority interests" -- see SFAS 160 discussion below) are valued at fair value as of the acquisition date;

•
Acquired contingent liabilities will be recorded at fair value at the acquisition date and subsequently measured at either the higher of such amount or the amount determined under existing guidance for non-acquired contingencies;

•	In-process research and development will be recorded at fair value as an indefinite-lived intangible asset at the acquisition date;

The Company is required to adopt SFAS 141R as of January 1, 2009.

Forgehouse, LLC
(A Georgia Limited Liability Company)

Notes to the Condensed Consolidated Financial Statements
As of September 30, 2007, and
For the Three-Month and Nine-Month Periods Ended September 30, 2007 and 2006

3.	Variable Interest Entity

The Company, in 2002, received advances from GS Security (the "Variable Interest Entity" or "VIE") to fund start-up working capital needs, the ongoing costs incurred in the development of its OneVision® software system and the repayment of certain loans to a Member, who is also a related party of both entities (Note 8). This source of the funds provided by GS Security came from its own debt financing entered into in May 2002. The GS Security borrowing was in the form of a $456,000 Small Business Administration guaranteed loan (the "SBA loan") from the North Atlanta National Bank (the "lender"). Two individuals that are the only Members of the Company’s managing Member are also the only Members of GS Security (Note 8 - Related Party Transactions). GS Security over a period of time wound down its day to day operations, sold its operating business in 2004, used the proceeds from the business sale to in part fund the Company. GS Security, since the business sale in 2004, does not have ongoing operations. GS Security as of September 30, 2007 had a net liability principally comprised of the unpaid SBA loan balance. GS Security is dependent upon the Company, which is not a guarantor of the SBA loan, and its managing Member's two Members, who are guarantors of the SBA loan, to make required SBA loan payments.

The Company determined its debt servicing requirement with GS Security requires GS Security to be a variable interest entity as described in FIN 46R. The Company has concluded that it is the primary beneficiary as defined by FIN 46R and, as a result, the Company consolidated GS Security as of January 1, 2005. To date, the Company has expensed all of the funds advanced to service the SBA loan as the eventual collection of the advances is considered unlikely. The results of GS Security's operations from the Company's inception through December 31, 2004, are reported as a separate line item in the Consolidated Statements of Operations (no tax consideration is required) (Note - Subsequent Event: Reverse Merger Transaction). There are no transactions other than GS Security since the Company’s adoption that meets the criteria for reporting under FIN 46R. The consolidation of GS Security with the Company did not materially affect the Company’s operating results or its financial condition.

Forgehouse, LLC
(A Georgia Limited Liability Company)

Notes to the Condensed Consolidated Financial Statements
As of September 30, 2007, and
For the Three-Month and Nine-Month Periods Ended September 30, 2007 and 2006

3.	Variable Interest Entity, Continued

The consolidation of the balance sheets, statements of operations and statements of Members' deficit of ForgeHouse, LLC and the VIE for the nine-month period ended September 30, 2007 are as follows:
	ForgeHouse	GS Security VIE	Consolidated
Assets:
Current assets:
Accounts receivable, trade	$17,259	-	$17,259
Inventory	8,812	-	8,812
Total current assets	26,071	-	26,071
Equipment, net	1,293	-	1,293
Software development costs, net	86,667	-	86,667
Other assets [a]	(180,836)	$180,836	-
Total assets	$(66,805)	$180,836	$114,031
Liabilities and Members' deficit:
Current liabilities:
Notes in default, net	$1,199,536	$221,256	$1,420,792
Bank overdraft	89,509	-	89,509
Accounts payable - trade	294,259	5,622	299,881
Related party payable	100,500	-	100,500
Accrued expenses	70,995	-	70,995
Accrued interest	492,596	-	492,596
Note payable	247,671	-	247,671
Total current liabilities	2,495,066	226,878	2,721,944
Total liabilities	2,495,066	226,878	2,721,944
Members' deficit	(1,755,859)	(24,523)	(1,780,382)
Net loss	(806,012)	(21,519)	(827,531)
Total Members' deficit	(2,561,871)	(46,042)	(2,607,913)
Total liabilities and Members' deficit	$(66,805)	$180,836	$114,031
a reflects intercompany elimination

Forgehouse, LLC
(A Georgia Limited Liability Company)

Notes to the Condensed Consolidated Financial Statements
As of September 30, 2007, and
For the Three-Month and Nine-Month Periods Ended September 30, 2007 and 2006

3.	Variable Interest Entity, Continued

Statement of operations:

		GS Security
	ForgeHouse	VIE	Consolidated
Net revenues	$187,790	-	$187,790
Operating expenses:
Costs of revenues	72,216	-	72,216
Software development costs	248,840	-	248,840
Payroll related expenses	163,533	-	163,533
Professional fees	81,527	-	81,527
Depreciation and amortization	27,382	-	27,382
General and administrative expenses	152,598	$90	152,688
Total operating expenses	746,096	90	746,186
Loss from operations	(558,306)	(90)	(558,396)
Other expense:
Interest expense	(247,706)	(21,429)	(269,135)
Amortization of loan amount	-	-	-
Loss on disposal of fixed assets	-	-	-
Other expense	-	-	-
Total other expense	(247,706)	(21,429)	(269,135)
Loss from consolidated operations	(806,012)	(21,519)	(827,531)
Net income of Variable Interest Entity from inception to September 30, 2007	-	-	-
Net loss	$(806,012)	$(21,519)	$(827,531)

Forgehouse, LLC
(A Georgia Limited Liability Company)

Notes to the Condensed Consolidated Financial Statements
As of September 30, 2007, and
For the Three-Month and Nine-Month Periods Ended September 30, 2007 and 2006

3.	Variable Interest Entity, Continued

Statement of Members' deficit:
	Member		Accumulated
	Units	Capital	Deficit	Total
Balance, June 24, 2002 (inception)	-	-	-	-
Contributed capital	100,000	$547,718	-	$547,718
Net loss of ForgeHouse	-	-	$(792,829)	(792,829)
Balance, December 31, 2004	100,000	547,718	(792,829)	(245,111)
Value of the net asset of the Variable Interest Entity as of January 1, 2005	-	-	47,036	47,036
Contributed capital	42,857	454,926	-	454,926
Member distribution	-	(200,000)	-	(200,000)
Net loss of ForgeHouse	-	-	(926,511)	(926,511)
Net loss of Variable Interest Entity	-	-	(7,517)	(7,517)
Balance December 31, 2005	142,857	802,644	(1,679,821)	(877,177)
Contributed capital	-	199,028	-	199,028
Net loss of ForgeHouse	-	-	(1,315,863)	(1,315,863)
Net loss of Variable Interest Entity	-	-	(41,313)	(41,313)
Balance, December 31, 2006	142,857	1,001,672	(3,036,997)	(2,035,325)
Contributed capital	-	254,943	-	254,943
Net loss of ForgeHouse	-	-	(806,012)	(806,012)
Net loss of Variable Interest Entity	-	-	(21,519)	(21,519)
Balance, September 30, 2007	$142,857	$1,256,615	$(3,864,528)	$(2,607,913)

Forgehouse, LLC
(A Georgia Limited Liability Company)

Notes to the Condensed Consolidated Financial Statements
As of September 30, 2007, and
For the Three-Month and Nine-Month Periods Ended September 30, 2007 and 2006

4.	Accounts Receivable - Trade

Accounts receivable - trade is comprised of the following at September 30, 2007:
Accounts receivable	$17,259
Allowance for doubtful accounts receivable	-
Accounts receivable - trade, net	$17,259

The Company did not increase the allowance for doubtful accounts during the year ended September 30, 2007. All of the accounts receivable were pledged as security as part of the Company's loans with the private lender (Note 6).

5.	Equipment

Equipment is comprised of the following at September 30, 2007:
Computer equipment	$26,896
Office equipment	1,337
Total equipment	28,233
Less: accumulated depreciation	(26,940)
Equipment, net	$1,293

Depreciation expense amounted to $461, $461, $1,383, and $1,383 for the three-month and nine-month periods ended September 30, 2007 and 2006, respectively. All of the equipment was pledged as security in conjunction with either of the Company's loans with the bank or the private lender (Note 6).

6.	Debt

Notes Payable in Default - Secured Debt

North Atlanta National Bank - Small Business Administration Guaranteed Loan

On August 19, 2002 the Company's VIE entered a loan agreement with North Atlanta National Bank (the "Lender") which was guaranteed by the Small Business Administration (the "SBA Loan) and was originated in August 2002. The SBA loan at September 30, 2007 had a face value of $456,000 with a variable interest rate based on the Wall Street Journal prime rate plus 2.75% per annum. The SBA Loan requires monthly payments of $6,331, with all unpaid principal and interest due at maturity in August 2010. The amount of the monthly SBA Loan payment is subject to adjustment annually in August so that the principal balance is amortized ratably over the remaining term of the loan. The interest rates at September 30, 2007 and November 30, 2007 were 10.00% and 10.50%, respectively. The SBA loan's variable interest rate is is subject to adjustment on a calendar quarter basis.

Forgehouse, LLC
(A Georgia Limited Liability Company)

Notes to the Condensed Consolidated Financial Statements
As of September 30, 2007, and
For the Three-Month and Nine-Month Periods Ended September 30, 2007 and 2006

6.	Debt, Continued

Notes Payable in Default - Secured, Continued

North Atlanta National Bank - Small Business Administration Guaranteed Loan, Continued

The weighted-average interest rate for the nine-month periods ended September 30, 2007 and 2006 were 9.81% and 10.56%, respectively. The SBA loan is secured by substantially all of the assets (both tangible and intangible) of the Company and GS Security (Note 3, Variable Interest Entity). The unpaid balance of the SBA loan is $221,257 at September 30, 2007. The loan is in default due to violations of multiple loan agreement covenants, and as such, has been classified as a current liability and "in default" on the balance sheet. The Company has not been notified by the Lender that the SBA Loan's promissory note is all due and payable.

Specific costs related to the SBA Loan were capitalized upon issuance of the debt and were being amortized to interest expense using the effective interest rate method over the five-year term of the debt. The entire unamortized loan balance was expensed in the year ended December 31, 2006 when the loan was classified as in default.

Arngrove Group Holdings Ltd.

In May 2005, the Company entered into a combination debt, sale of Member equity and services agreement transaction (the "Agreement") with Arngrove Group Holdings Ltd ("Arngrove") (a United Kingdom entity). The Agreement provided the Company with a line-of-credit facility (the "Loan Agreement") that called for Arngrove to advance the Company as requested up to $100,000 per month, with a maximum aggregate sum not to exceed $1,200,000 over the twelve month period ending May 2006. The Loan Agreement was evidenced by a note payable with a not-to-exceed face amount of $1,200,000 entered into in May 2005. The note payable at September 30, 2007 has both a face and fair value of $1,200,000 with a fixed interest rate of 10.0% per annum. The amount of stated interest related to this Loan Agreement was included in accrued interest on note in default and was $492,596 at September 30, 2007.  The Loan Agreement for financial reporting purposes was discounted at inception to reflect an effective interest rate yield of 29.7% (as of the date the Loan Agreement promissory note was created); its initial discount recognized was $114,622. The discount was being accreted ratably over the initial life of the Loan Agreement promissory note. In 2006, the Loan Agreement's restrictive covenants went into default and all of the unaccreted discount was expensed. The accretion of the Loan Agreement discount is reported in the statement of operations under other expense and amounted to $0, $0, $0 and $103,719 for the three and nine-month periods ended September 30, 2007 and 2006, respectively. The required annual interest only payments were to commence as of June 1, 2006. Neither the June 2006 nor June 2007 interest only payments have been made by the Company. In addition, the Line of Credit requires semi-annual principal payments of

Forgehouse, LLC
(A Georgia Limited Liability Company)

Notes to the Condensed Consolidated Financial Statements
As of September 30, 2007, and
For the Three-Month and Nine-Month Periods Ended September 30, 2007 and 2006

6.	Debt, Continued

Notes Payable in Default - Secured

Arngrove Group Holdings Ltd. Continued

$240,000. The first principal payment is due in June 2008 and then each December and June thereafter through and including June 2010 when all unpaid principal and interest is due. The Line of Credit is secured by substantially all of the assets of the Company and holds a secondary position to the SBA Loan.

The Agreement also included a services contract that provided for Arngrove to provide certain consulting services and receive a fee (the "Fee") of approximately $120,000 each year, payable monthly within 7 days of each month-end. The Fee was a required portion of the Agreement. It is being treated by the Company as additional interest. The Company determined that the nature of the consultancy services called for in the Agreement were investor's due diligence procedures or were not provided to the Company at all. The Fee is charged as interest expense as of operations. The Company has not made any Fee payments to Arngrove as provided for in the service contract, and the unpaid amount related to the consultancy fee of $266,806 is included in the accrued interest of note in default balance at September 30, 2007.

The Agreement included the sale of Member equity to four individuals related to Arngrove for $300,000 and a 30% interest in the Company (Note 9). This was a necessary provision to obtain the loan, which was why the Company accepted the invested at a discounted price.

The Company, based on prior equity investments, estimated the fair value of the 30% equity interest at $600,000. The Company trifurcated the values of the loan, equity interest, and service contract based on the net cash received from the agreement, resulting in the recording of the equity investment at a value of $414,622 and a discount on the underlying loan of $114,622, to be amortized over the life of the loan.

As the Company has not made the necessary payments to stay current as required by the provisions of the loan and also violated other negative and affirmative loan covenants, the loan is classified as a Note in Default on the face of the balance sheet.

Unsecured Debt - After All loan

In August 2006, the Company borrowed $200,000 from a group ("After All") that consisted of some of the same Members of Arngrove Group Holdings, Ltd. The loan was unsecured and interest accrues at a rate of 20% per annum, which is calculated monthly and rolled into the principal balance of the loan. The loan term was six months from the issuance date and

Forgehouse, LLC
(A Georgia Limited Liability Company)

Notes to the Condensed Consolidated Financial Statements
As of September 30, 2007, and
For the Three-Month and Nine-Month Periods Ended September 30, 2007 and 2006

6.	Debt, Continued

Unsecured Debt - After All loan, Continued

has been extended on a month-to-month basis at the discretion of After All. The principal balance, including accrued interest, at September 30, 2007 is $247,671.

The Company incurred interest cost in the nine-month and three-month periods ended September 30, 2007 and 2006 of $269,135, $199,203, $88,938, and $81,523, respectively, all of which was charged to operations.

Notes Payable in Default

As a result of non-financial debt restrictions, the Company was unable to remain in compliance with covenants arising under its two long-term note agreements. The covenants that were in default as of September 30, 2007 and are still in default as of December 12, 2007, include the sale of certain assets restricted as to disposition by covenants, use of loan proceeds for other than identified purposes, and the failure to make agreed upon debt service payments in accordance with the loan document terms. A total of $1,456,342 of long-term debt is subject to accelerated maturity and, as such, the creditors may, at their option, give notice to the Company that amounts owed are immediately due and payable. As a result, the full amount of the related long-term debt has been classified as a current liability in the accompanying Balance Sheet at September 30, 2007.

7.	Commitments and Contingencies

Legal Actions

Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would

Forgehouse, LLC
(A Georgia Limited Liability Company)

Notes to the Condensed Consolidated Financial Statements
As of September 30, 2007, and
For the Three-Month and Nine-Month Periods Ended September 30, 2007 and 2006

7.	Commitments and Contingencies, Continued

Legal Actions, Continued

be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Operating Leases

The Company recognized rental expense of $811, $10,964, $17,658 and $35,291 for the three-month and nine-month periods ended September 30, 2007 and 2006, respectively. The Company occupied its Norcross, Georgia facility under a rental agreement that had a lease term that expired in March 2007. The Company is currently subleasing space from a third party on a month-to-month basis.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist primarily of the accounts receivable - trade. The Company operates in a market segment that is highly competitive and rapidly changing. Significant technological changes, shifting customer requirements, the emergence of competitive products with new capabilities and other factors could negatively impact the Company's operating results.

Concentration of Credit Risk, Continued

The Company had one customer that individually comprised more than 10% of the accounts receivable - trade balance, for a total of 83% of the accounts receivable - trade balance at September 30, 2007.

Two customers were individually responsible for more than 10% of the revenue for the three-month and nine-month periods ended September 30, 2007, totaling 87% and 94% of the Company's sales during these periods, respectively. One of these customers along with one other made up more than 10% of the Company's sales during the nine-month period ended September 30, 2006, totaling 87% of total sales during the period.

If the Company were to lose any of these customers, the impact on its consolidated financial statements would be unknown, but could be significant. The Company has not experienced any such loss of customers as of November 30, 2007.

Forgehouse, LLC
(A Georgia Limited Liability Company)

Notes to the Condensed Consolidated Financial Statements
As of September 30, 2007, and
For the Three-Month and Nine-Month Periods Ended September 30, 2007 and 2006

8.	Related Party Transactions

Member Loans

Two individuals who are the only Members of the Company's managing Member, TWE, LLC (a Georgia Limited Liability Company) ("TWE") have from time to time and as required since the Company's inception in 2002 advanced funds to the Company to meet ongoing operational cash flow needs. All amounts advanced and unpaid up September 30, 2007 have been recorded as Member capital contributions (Note 9, Members' Equity Transactions). As of September 30, 2007, there is an amount due to one of the individuals for funds he advanced to the Company during 2007.

Personal Guarantees for the Benefit of the GS Security

The two individuals who are TWE's Members have provided ongoing personal guarantees for the SBA loan (Note 6, Debt). The personal guarantees are for an amount not to exceed the SBA Loan principal balance plus costs and unpaid accrued interest. The inability of the Company to meet the ongoing debt service requirements of the SBA loan could require the two individuals to make the debt service payments. The impact of such an event on the Company is unknown at this time.

Contributed Services

An individual, who is a Member of the Company, provided software development during the year ended December 31, 2006. The contributed services provided the Company were recorded at a fair value of $54,836 and the Member did not receive additional member units or capital participation (Note 9, Members' Equity Transactions.

9.	Members' Equity Transactions

Members' Equity Issued for Cash

In June 2002, the Company's managing Member, TWE, LLC (a Georgia Limited Liability Company) ("TWE") contributed Members' capital of $52,936 for 84,000 Member units with a Members' capital and income and loss participation of 84%.

In June 2005, Arngrove related individuals contributed members' capital of $300,000 in cash as part of a unit transaction with an allocated fair value of $414,622 for 45,857 Members' units with a Members equity only participation of 30% (Note 6, Debt). This transaction resulted in the dilution of all but one of the other Member's equity participation percentages as of that date.

Forgehouse, LLC
(A Georgia Limited Liability Company)

Notes to the Condensed Consolidated Financial Statements
As of September 30, 2007, and
For the Three-Month and Nine-Month Periods Ended September 30, 2007 and 2006

9.	Members' Equity Transactions, Continued

Additional Members' Capital Contributions

In the year ended December 31, 2005, TWE contributed additional Members' capital in cash of $40,304 and did not receive additional Member units, Members' capital or Members' income or loss participation.

In the year ended December 31, 2006, TWE contributed additional Members' capital of $134,192 and did not receive either additional Members' units or any additional Members' capital participation.

In the nine-month period ended September 30, 2007, TWE contributed additional Members' capital of $200,943 and did not receive either additional Members' units or any additional Members' capital participation.

Members' Equity Issued for Services

In June 2002, two individuals contributed a portion of future software programming services they were to provide under a services agreement related to the development of the OneVision® computer software product to the Company. The individuals contributed portions of their services with a fair value based on the initial hours and current market rate for their services that was determined in the initial software development planning. These contributed members' equity had a fair value of $272,283 for which they received 15,000 Member units (the Members' equity participation equated to a 15% ownership position at the time of the agreement). Of this services agreement amount, $173,333 was eventually capitalized as software development cost and the remaining $98,950 was charged to operations as software development costs.

In the year ended December 31, 2006, a Company Member contributed to the Company as a capital contribution the amount due him by the Company for past software programming services related to the ongoing software system development of OneVision®. The fair value of the contributed services was $54,836 and was based on the fair value of the services based on the time spent and the hourly rate charged. The Member did not receive additional Member units or Members' capital participation. The total amount was recorded as computer software development costs.

In the nine-month period ended September 30, 2007, two individuals and Members of the Company contributed past services provided to the Company with a fair value of $54,000

Forgehouse, LLC
(A Georgia Limited Liability Company)

Notes to the Condensed Consolidated Financial Statements
As of September 30, 2007, and
For the Three-Month and Nine-Month Periods Ended September 30, 2007 and 2006

9.	Members' Equity Transactions, Continued

Members' Equity Issued for Services, Continued

and did not receive any additional Member units or Members' capital participation. The full amount was recorded as research and development cost and can be found in software development expenses in the statement of operations.

Member Distribution

In the year ended December 31, 2005, an individual who is a Member of TWE and a related party (Note 8, Related Party Transactions) received a $200,000 Member capital distribution. The Member capital distribution did not affect his Member units or Members' capital or income and loss participation.

10.	Event Subsequent to the Date of the Report of Independent Auditor (unaudited)

Reverse Acquisition

In July 2007, the Company entered into a Nonbinding Letter of Intent with Milk Bottle Cards, Inc. (“Milk Bottle”) (a non-operating public shell corporation) whereby the Company's Members were to exchange their Membership interests for Milk Bottle common stock and cash. On January 31, 2008 Milk Bottle and the Members of the Company concluded negotiations and entered agreements (the exchange agreement) that resulted in the exchange of all Company Members’ interest for 10,500,000 shares of Milk Bottle common stock (the combined entity) (approximately 37.5% of all outstanding Milk Bottle common stock as of January 31, 2008) and cash of approximately $171,500.

For accounting purposes, the acquisition has been treated as a recapitalization of the Company; with the Company being treated as the acquirer (a reverse acquisition). The historical financial statements prior to the reverse acquisition will be retroactively restated (a recapitalization) to reflect the inclusion of the equivalent number of shares received by the Company in the exchange agreement. The Company’s loss per share for the periods prior to the exchange transaction will be restated to reflect the total number of equivalent shares outstanding immediately subsequent to the reverse acquisition.

The actions described in items i) through vi) below have been taken in connection with the reverse acquisition.

i) Milk Bottle changed its name to ForgeHouse, Inc.

Forgehouse, LLC
(A Georgia Limited Liability Company)

Notes to the Condensed Consolidated Financial Statements
As of September 30, 2007, and
For the Three-Month and Nine-Month Periods Ended September 30, 2007 and 2006

10.	Event Subsequent to the Date of the Report of Independent Auditor (unaudited), Continued

ii) The Members of the Company have the right to appoint two of the ForgeHouse, Inc. Board of Director Members.

iii) Concurrently with the merger transaction, ForgeHouse, Inc entered into a private placement of Series A convertible preferred stock (the Preferred Stock Financing) resulting in net transaction proceeds of $1,850,000 (net of Preferred Stock Financing fees of $250,000) for the Series A units comprised of 2,000,000 shares of Series A convertible preferred stock and 2,000,000 warrants exercisable into an equivalent number shares of common stock. The Series A convertible preferred stockholders will have the right to appoint two additional board members. A fifth and final Member of the Board will be agreed upon by the majority of the four original directors; therefore no block of stockholders has the ability to appoint a voting majority of the Board Members. The recognition of the Company as the accounting acquirer in this transaction is based upon a determination that the ForgeHouse interest holders in Milk Bottle (1) will be the largest minority stockholder group, (2) will represent all members of senior management, and (3) will have paid a premium for their equity interests over Milk Bottle's per merger transaction fair market value.

iv) On February 4, 2008, ForgeHouse, Inc. paid off the SBA loan which totaled $220,325; thereby satisfying the unpaid principal balance of $206,402, late charges of $12,780 and accrued interest of $1,143. As a result of the SBA loan repayment, the Company as of February 4, 2008 is no longer considered as having a variable interest entity.

v) On February 4, 2008, ForgeHouse, Inc. made payments totaling approximately $368,500 to Arngrove and After All as settlement for all accrued interest and fees on the Arngrove and After All notes payable.

vi) At closing of the reverse acquisition on January 31, 2008, Milk Bottle made payments totaling approximately $171,500 to the Arngrove investors who were 30% Members in the Company, in exchange for their Company membership interests.

Related Party Transactions

For a description of our related party transactions, please see the section of this Current Report entitled “Certain Relationships and Related Transactions.”

Item 3. Description of Property.

We sublease property at 1575 Northside Drive NW, Building 300, Suite 375, Atlanta, Georgia, 30318. The fair market value for our office space is $2,450 per month. While our office space has been adequate for us in the past, we anticipate moving in the near-term to satisfy our on-going needs.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following tables set forth certain information regarding the shares of each class of securities beneficially owned or deemed to be beneficially owned as of February 5, 2008, by (i) each person whom we know beneficially owns more than 5% of our common stock, (ii) our current directors, (iii) our current officers, and (iv) all of our directors and executive officers as a group.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the beneficial owners named in the tables below have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of security interests beneficially owned by a person and the percentage ownership of that person for purposes of the tables below, we deemed outstanding shares of security interests subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of February 5, 2008. We did not deem those shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Title of Class	Name and address of beneficial owner	Amount and nature of beneficial ownership		Percent of class (1)
Common Stock	TWE International, LLC (2)	8,820,000		31.5%
Common Stock	John A Britchford-Steel (2) (5)	5,663,000	(7)	19.98%
Common Stock	Jose Alonso (2) (5)	3,714,000	(8)	13.18%
Common Stock	Palmer Trust (3)	1,575,000	(7)	5.625%
Common Stock	Patrick Palmer (3) (6)	1,650,000	(9)	5.877%
Common Stock	Gina Palmer (3) (6)	1,650,000	(9)	5.877%
Common Stock	Keith Ebert (4)	-		-
Common Stock	Directors and executive officers as a group (3 persons)	9,377,000	(10)	32.87%
Series A Convertible Preferred Stock	John A Britchford-Steel (2)	-		-
Series A Convertible Preferred Stock	Jose Alonso (2)	-		-
Series A Convertible Preferred Stock	Keith Ebert (4)	-		-
Series A Convertible Preferred Stock	Meriel Development, Inc. (11)	380,952		19.05%
Series A Convertible Preferred Stock	Cat Brokerage AG (12)	571,429		28.57%
Series A Convertible Preferred Stock	Hillside Provident Trust (13)	380,952		19.05%
Series A Convertible Preferred Stock	Pashleth Investment Ltd. (14)	666,667		33.33%
Series A Convertible Preferred Stock	Directors and executive officers as a group (3 persons)	-		-

(1)	Based on 28,000,000 shares of common stock, and 2,000,000 shares of Series A Convertible Preferred Stock, as applicable, issued and outstanding as of February 5, 2008.
(2)	1575 Northside Drive NW, Building 300, Suite 375, Atlanta, Georgia, 30318.
(3)	13351-D Riverside Dr., #136, Los Angeles, California 91423
(4)	Suite 2901 - 1201 Marinaside Crescent, Vancouver, BC, V6Z 2V2
(5)

John Britchford-Steel (60%) and Jose Alonso (40%) are the beneficial owners and sole managers of TWE International, LLC. Their shares include their respective percentages of TWE International LLC’s shares.

(6)	Patrick Palmer and Gina Palmer are the co-trustees and sole beneficiaries of the Palmer Trust. Their shares include all of the shares of Palmer Trust.
(7)	Includes 341,000 shares underlying options granted effective as of the RTO Closing, exercisable within 60 days thereafter.
(8)	Includes 186,000 shares underlying options granted effective as of the RTO Closing, exercisable within 60 days thereafter.
(9)	Includes 75,000 shares underlying options granted effective as of the RTO Closing, exercisable within 60 days thereafter.
(10)	Includes the shares set forth in footnotes (7), (8), and (9).

(11)	Jasmine Court, 35A Regent Street, Belize City, Belize

(12)	Gutenbergstrasse 10, 8027 Zurich, Switzerland

(13)	Suite 500, 280 Nelson St., Vancouver, BC, Canada V6B 2E2

(14)	1626 Drummond Drive, Vancouver, BC, Canada V6T 1B6

Item 5. Directors and Executive Officers; Promoters and Control Persons.

Our bylaws provide that our Board shall consist of one to nine persons. The Board has fixed the number of directors at 5.

Set forth below is certain information as of February 5, 2008 regarding our directors, executive officers, and employees who we anticipate will make a significant contribution to our operations.

Name	Age	Position
John A. Britchford-Steel	65	Chief Executive Officer, Director
Jose Alonso	42	Chief Operating Officer
Keith Ebert	42	Director
Patrick Palmer	39	Chief Technology Officer
Gina Palmer	41	Chief Strategy Officer

John A. Britchford-Steel was President and Chief Executive Officer of ForgeHouse since 2002. He became chief executive officer and director of the Company at the RTO Closing. He was an owner of The GS Group, LLC, from 1992 to 2007, and he was a manager of GS Security Group, LLC, from 2002 to 2004. GS Security Group, LLC was an affiliate of ForgeHouse.

Jose Alonso was Chief Operating Officer of ForgeHouse since 2002. He became chief operating officer of the Company at the RTO Closing. He also served as manager of The GS Group, LLC, from 1992 to 2007 and as a manager of GS Security Group, LLC, from 2002 to 2004. GS Security Group, LLC was an affiliate of ForgeHouse.

Keith Ebert became our director at the RTO closing. Since 2002, he has been, and continues to be, a partner at a private Canadian investment firm.

Patrick Palmer is the Chief Technology Officer of the Company. He held the same position with ForgeHouse from December 2006 to January 2008. Prior to that, he was an independent contractor for ForgeHouse from 2002 to December 2006. Also, from 2004 to 2006, he was a Production Technologist with DALSA Digital Cinema. Further, during the last five years, she has been an independent contractor, providing similar services.

Gina Granados Palmer is the Chief Strategy Officer of the Company. She was the Chief Marketing Officer and Vice President of Product Development from December 2006 to January 2008 for ForgeHouse. Prior to that, she was an independent contractor for ForgeHouse from 2002 to December 2006. Also, from 2004 to 2006, she was a Production Technologist with DALSA Digital Capital. Further, during the last five years, she has been an independent contractor, providing similar services.

We do not currently have a Chief Financial officer. Until that position is filled, John Britchford-Steel will serve the role of principal financial officer.

Our directors are elected by the stockholders to a term of one year and serve until their successor is elected and qualified. Officers are elected by the Board to a term of one year and serve until their successor is duly elected and qualified, or until they are removed from office. There are no family relationships between or among our directors and executive officers, except Mr. Alonso is the son-in-law of Mr. Britchford-Steel.

Our Board has not had an audit committee, compensation committee, or nominating committee because, due to the Board’s composition and our relatively limited operations, the Board was able to effectively manage the issues normally considered by such committees. Our new Board may undertake a review of the need for these committees.

Keith Ebert is an independent director. The determination of independence of directors has been made using the definition of “independent director” contained under Rule 4200(a)(15) of the marketplace rules of the Nasdaq Stock Market, Inc.

Board Meetings

Our Board and ForgeHouse’s managers did not hold an annual meeting during the respective entity’s last completed fiscal year. It is our policy that our directors are invited and encouraged to attend all of our annual meetings.

Board Nominations

We do not have a nominating committee charter. The duties and responsibilities of our Board, which acts as the nominating committee, include (i) overseeing corporate governance matters and (ii) nominating new members to serve on the Board.

Our Board will consider board candidates recommended for consideration by our stockholders, provided the stockholders provide information regarding candidates as reasonably requested by us within the timeframe proscribed in Rule 14a-8 of Regulation 14A under the Exchange Act and other applicable rules and regulations. Recommendation materials are required to be sent to the Board at our address listed in this Current Report. There are no specific minimum qualifications required to be met by a director nominee recommended for a position on the Board, nor are there any specific qualities or skills that are necessary for one or more of our Board to possess, other than as are necessary to meet any requirements under the rules and regulations applicable to us. Our Board considers a potential candidate’s experience, areas of expertise, and other factors relative to the overall composition of the Board.

The Board considers and evaluates director candidates that are suggested by members of the Board, as well as management and stockholders. Although it has not previously done so, the Board may also retain a third-party executive search firm to identify candidates. The process for identifying and evaluating nominees for director, including nominees recommended by stockholders, involves reviewing potentially eligible candidates, conducting background and reference checks, interviews with the candidate and others as schedules permit, meeting to consider and approve the candidate, and, as appropriate, preparing and presenting an analysis with regard to particular recommended candidates. The Board endeavors to identify director nominees who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and, together with other director nominees and members, are expected to serve the long term interest of our stockholders and contribute to our overall corporate goals.

Item 6. Executive Compensation

We do not currently compensate our directors in cash for their service as members of our Board. We do reimburse our directors for reasonable expenses in connection with attendance at board meetings. The chart below refers to our officers and their respective compensation:

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All other Compensation	Total
John A. Britchford-Steel	2006	$125,583	-	-	-	-	-	$8,282	$133,865
John A. Britchford-Steel	2005	$79,917	-	-	-	-	-	$6,650	$86,567
Jose Alonso	2006	$120,500	-	-	-	-	-	$13,975	$134,475
Jose Alonso	2005	$97,800	-	-	-	-	-	$12,250	$110,050

Employment Agreements

In connection with John Britchford-Steel’s appointment as our Chief Executive Officer and Jose Alonso’s appointment as our Chief Operating Officer, we entered into employment agreements with each of them (individually, the “Executive”) at the RTO Closing. The employment agreement provides for the Executive to receive the following:

•Initial base salary of $108,000;

•Annual bonus determined by the Board in its sole discretion;

 •Participation in employee medical, health, pension, welfare and insurance benefit plans as maintained by the Company from time to time for the general benefit of its executive employees, as well as all other benefits and perquisites as are made generally available to the Company’s executive employees; and

 •At least three weeks annual vacation.

In addition, Messrs. Britchford-Steel and Alonso will be granted options to purchase 341,000 and 186,000 shares of the Company’s common stock, respectively, which is described above. The agreement also contains non-competition and confidentiality provisions, along with intellectual property assignment provisions.

If the Executive’s employment is terminated by the Company without cause (as defined in the agreement):

•The Executive will receive payment of his base salary through and including the date of termination, payment of any earned but unpaid bonus for the prior fiscal year, payment for all accrued but unused vacation time existing as of the date of termination, and reimbursement of business expenses incurred prior to the date of termination;

•The Executive will be eligible to receive a severance payment equal to six-months base salary, provided he signs a general release of all claims in a form approved by the Board; and

•The options granted under the agreement will cease vesting on the date of termination of employment, and to the extent vested and not previously exercised or expired, may be exercised in accordance with the terms and conditions of the 2008 Incentive Plan.

If the Executive’s employment is terminated by the Company with cause (as defined in the agreement), or by the Executive for any reason by providing written notice to the Company prior to the date of resignation:

•The Executive will receive payment of his base salary through and including the date of termination, payment of any earned but unpaid bonus for the prior fiscal year, payment for all accrued but unused vacation time existing as of the date of termination, and reimbursement of business expenses incurred prior to the date of termination;

•The options granted under the agreement will cease vesting on the date of termination of employment, and to the extent vested and not previously exercised or expired, may be exercised in accordance with the terms and conditions of the 2008 Incentive Plan; and

•The Executive may continue to participate in the Company’s employee benefit plans to the extent permitted by and in accordance with the terms thereof or as otherwise required by law.

In the event that the Executive’s employment terminates for reason of death or permanent disability (as defined in the agreement), the Executive, his beneficiary or estate shall be entitled to receive the payments that would have been payable to the Executive under a termination without cause as of the date of death or the date as of which the Company determines in its sole discretion that the Executive had become permanently disabled.

Compensation Policy

The Board will review and determine the compensation provided to our executive officers, including stock compensation. In addition, the Board will review and make recommendations on stock compensation arrangements for all of our employees.

Our executive compensation policy is designed to enable it to attract, motivate and retain highly qualified executive officers. The key components of the compensation program will be:

• • •	base salary; annual incentive bonus awards; and stock options or other awards under the 2008 Incentive Plan.

 In arriving at specific levels of compensation for executive officers, the Board will rely on:

• •	the recommendations of management; benchmarks provided by generally available compensation surveys;
•	the experience of board members and their knowledge of compensation paid by comparable companies or companies of similar size or generally engaged in a similar industry; and
•	the advice and counsel of experts and advisors with broad experience in the field of executive compensation.

The Board will seek to ensure that an appropriate relationship exists between executive pay and corporate performance. Executive officers are entitled to customary benefits generally available to all Company employees, including group medical insurance. The Board may retain compensation consultants to assist the board in determining the compensation of the Chief Executive Officer or senior executive officers. The Board may form and delegate authority to committees and may delegate authority to one or more designated members of the Board.

Item 7. Certain Relationships and Related Transactions.

John A. Britchford-Steel, a director and officer of the Company at the RTO Closing, entered into a Personal Guaranty Agreement, effective in October 2007, in our favor. Mr. Britchford-Steel’s execution of the Personal Guaranty Agreement was a condition to our willingness to enter into a note to ForgeHouse for $300,000.

Jose Alonso, a director and officer of the Company at the RTO Closing, entered into a Personal Guaranty Agreement, effective in October 2007, in our favor. Mr. Alonso’s execution of the Personal Guaranty Agreement was a condition to our willingness to enter into a note to ForgeHouse for $300,000.

At the RTO Closing, the aforementioned guarantees were extinguished.

Simultaneously with the RTO Closing, Ms. Nicole Milkovich (former director and officer) and we closed transaction contemplated by the Stock Repurchase Agreement, as a result of which we purchased from her 35 million shares of our common stock in consideration of a payment by us of $50,000.00 in cash and the transfer to her of all of our historical operating assets.

Keith Ebert is an independent director. The determination of independence of directors has been made using the definition of “independent director” contained under Rule 4200(a)(15) of the marketplace rules of the Nasdaq Stock Market, Inc.

Item 8. Description of Securities.

Our authorized capital stock consists of 100,000,000 common shares, par value $.001 per share, and 10,000,000 preferred shares, par value $.001 per share, of which 2,000,000 are designated as Series A Convertible Preferred Stock and 8,000,000 are undesignated or “blank check” shares that may be issued in one or more series with such limitations and restrictions as may be determined in the sole discretion of our Board, with no further authorization by stockholders required for the creation and issuance thereof. On February 5, 2008, there were 28,000,000 common shares and 2,000,000 Series A Convertible Preferred Stock issued and outstanding.

Under our Amended and Restated Articles of Incorporation, our common shares are identical in all respects, and each share entitles the holder to the same rights and privileges as are enjoyed by other holders and is subject to the same qualifications, limitations and restrictions as apply to other shares.

Our common stock and Series A Convertible Preferred Stock are the only classes of voting securities issued and outstanding. Holders of our common shares are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of our common shares do not have cumulative voting rights. The Series A Convertible Preferred stockholders voting rights are as stated in “Series A Convertible Preferred Stock,” below.

The holders of our common stock and Series A Convertible Preferred Stock are entitled to dividends when and if declared by our Board from legally available funds; however, Series A Convertible Preferred stockholders have a dividend preference (see “Series A Convertible Preferred Stock” below). The holders of our common shares are also entitled to share pro rata in any distribution to stockholders upon our liquidation or dissolution.

Nine beneficial holders of our common stock are subject to a two-year “lock-up,” which expires on January 31, 2010. During such two-year period, without the prior written consent of the Company, which may be withheld, delayed, or denied for any reason or for no reason, the holders of such shares are precluded from selling, transferring, or otherwise disposing of any of such shares. Notwithstanding the term of such lock-up, if the holder is an employee and is terminated without “cause” or terminates his or her employment for “good reason” (as those terms are defined in the Exchange Agreement) such holder may, during each calendar quarter of the lock-up, sell, pledge, hypothecate, or otherwise derive economic value from an amount of such shares equivalent to not more $25,000, as particularly stated in the holder’s Lock-Up Agreement.

Our authorized capital stock currently consists of 100,000,000 shares of common stock, par value $.001 per share, and 10,000,000 preferred shares, par value $.001 per share, of which 2,000,000 are designated as Series A Convertible Preferred Stock and 8,000,000 are undesignated or “blank check” shares that may be issued in one or more series with such limitations and restrictions as may be determined in the sole discretion of our Board, with no further authorization by stockholders required for the creation and issuance thereof.

As of the RTO Closing, we have one series of preferred stock designated “Series A Convertible Preferred Stock” with 2,000,000 shares authorized and outstanding, having such rights, preferences, privileges and restrictions as described below and more particularly set forth in the filed Certificate of Designation, which is attached hereto. The remaining 8,000,000 of authorized shares of preferred stock that have not been designated rights or preferences by the Board.

Series A Convertible Preferred Stock

The Series A Convertible Preferred Stock contains a dividend preference in priority to all other series of preferred stock and to common stock. The dividend preference is $.04 per share per year, on a cumulative basis. The Series A Convertible Preferred Stock contains a liquidation preference in priority to all other series of preferred stock and to common stock and to our promissory obligations to Arngrove and to After All. The liquidation preference is $1.00 per share. The Series A Convertible Preferred Stock contains voting rights as follows: (i) as a separate class and series, solely where required by the Nevada General Corporation Law, with one vote per share; and (ii) in all other circumstances, with all other voting classes and series of our equity securities, on an as-converted-into-common-stock basis. The Series A Convertible Preferred Stock is not redeemable. The Series A Convertible Preferred Stock is not convertible into our common stock during the first six months following its issuance, is permissibly convertible into our common stock during the subsequent 30 months, and is mandatorily convertible into our common stock at the end of such 36-month period. The initial conversion ratio of our Series A Convertible Preferred Stock into our common stock is one-for-one, subject to splits, recapitalizations, and the like.

Adoption of 2008 Incentive Plan

Our Board and majority stockholder have approved the adoption of the ForgeHouse, Inc. 2008 Incentive Plan (the “Plan”). The 2008 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, performance shares, and other share-based awards to directors, officers, other employees, consultants, agents, advisors, or independent contractors (“Third-Party Service Providers”) of ours and our affiliates and/or subsidiaries. There are currently approximately seven employees (including all of our officers) and one non-employee director who are eligible to participate in the Plan. A total of 3,000,000 shares of our common stock will be available for issuance under the Plan. Our Board believes that our interests and those of our stockholders are best served by approving the Plan. The following summary description of the Plan is qualified in its entirety by reference to the Plan, a copy of which has been attached hereto as Exhibit B.

Purpose

The purpose of the Plan is to provide a means whereby directors, officers, other employees and Third-Party Service Providers of the Company and its affiliates and/or subsidiaries develop a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to our business, thereby advancing our interests and those of our stockholders. A further purpose of the Plan is to provide a means through which the Company may attract able individuals to become employees, or to serve as directors, officers, or Third-Party Service Providers and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of us are of importance can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

Administration

The Plan will be administered by the full Board or a committee designated by the Board to administer the plan (the “Committee”). All awards made to a director who is not an employee shall be determined by the Board. All awards intended to satisfy the requirements of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended from time to time (“Code”), as performance-based compensation must be determined by a Committee that is comprised solely of two or more outside directors. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the participants, the Company, and all other interested individuals.

Types of Awards

The Plan permits the grant of: Cash-Based Awards, Nonqualified Options (“NQSO”), Incentive Options (“ISO”), Share Appreciation Rights (“SAR”), Restricted Shares, Restricted Share Units (“RSU”), Performance Shares, Performance Units (“PSU”), and Other Share-Based Awards.

Shares Available for Awards

No more than a total of 3,000,000 shares of stock may be granted to participants under the Plan.

Annual Award Limits

The maximum aggregate number of shares of our common stock subject to options, including ISOs and NQSOs, granted in any one Plan year to any one participant shall be 400,000 shares. The maximum number of shares subject to SARs granted in any one Plan year to any one participant shall be 400,000 shares. The maximum aggregate grant with respect to awards of Restricted Shares and/or RSUs in any one Plan year to any one participant shall be 400,000 shares. The maximum aggregate award of Performance Units or PSUs that any one participant may receive in any one Plan year shall be 400,000 shares (if such award is payable in shares), or equal to the value of 400,000 shares. The maximum aggregate amount awarded or credited with respect to Cash-Based Awards to any one participant in any one Plan year may not exceed $400,000. The maximum aggregate grant with respect to Other Share-Based Awards in any one Plan year to any one participant shall be 400,000 shares.

Share Usage

Shares covered by an award shall only be counted as used to the extent they are actually issued. Any shares related to awards that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of shares, or are exchanged with the Committee’s permission, prior to the issuance of shares, for awards not involving shares, shall be available again for grant under the Plan.

Eligibility

Individuals eligible to participate in this Plan include all directors, officers, employees, and Third-Party Service Providers of the Company and its affiliates and/or subsidiaries.

Term of the Plan

Unless sooner terminated as provided herein, the Plan shall terminate on January 2, 2018. After the Plan is terminated, no awards may be granted but awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

Amendment and Termination of the Plan

The Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any award agreement in whole or in part. Our stockholders must approve of any repricing, replacing, regranting through cancellation, or lowering of the option price of a previously granted option or the grant price of a previously granted SAR.

Amendment

In the event of any corporate event (including, but not limited to, a change in the shares of the Company or the capitalization of the Company), or transaction, as described in the Plan, in order to prevent dilution or enlargement of participants’ rights under the Plan, the Committee shall substitute or adjust, as applicable, the number and kind of shares that may be issued under the Plan or under particular forms of awards, the number and kind of shares subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual award limits, and other value determinations applicable to outstanding awards.

Term of the Options

Each option must terminate no more than ten years from the date it is granted (or five years in the case of ISOs granted to an employee who is deemed to own in excess of ten percent of the combined voting power of our outstanding equity stock).

Option Price

The option price (i.e., the price at which shares may be acquired upon exercise of the option) for each grant of an option under the Plan shall be as determined by the Committee and shall be specified in the award agreement. The option price shall be: (i) based on 100% of the fair market value (“FMV”) of the shares on the date of grant or (ii) set at a premium to the FMV of the shares on the date of grant.

Option Exercise

Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each participant. Options shall be exercised by the delivery of a notice of exercise to the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of shares with respect to which the option is to be exercised, and accompanied by full payment for the shares.

Stock Appreciation Right

The Committee may grant a SAR (i) independently of any options, (ii) in connection with a related option, the exercise of which shall require forfeiture of the right to purchase a share under the related option, or (iii) any combination of these forms of SARs. Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each participant and the terms and conditions pertaining to such SARs.

Restricted Shares and Restricted Share Units

Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Shares and/or Restricted Share Units to participants in such amounts, and upon such terms, as the Committee shall determine. Restricted Share Units shall be similar to Restricted Shares except that no shares are actually awarded to the participant on the date of grant. Each certificate representing Restricted Shares granted pursuant to the Plan must bear a legend identifying the share as subject to restrictions under the Plan. Except as otherwise provided in the Plan, Restricted Shares covered by each Restricted Share award shall become freely transferable by the participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse. Participants holding Restricted Shares granted hereunder may be granted the right to exercise full voting rights with respect to those shares during the period of restriction.

Performance Shares and Performance Share Units

The Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to participants in such amounts and upon such terms as the Committee shall determine. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the FMV of a share on the date of grant. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met, will determine the value and/or number of Performance Units/Performance Shares that will be paid out to the participant.

Cash-Based Awards and Other Share-Based Awards

The Committee, at any time and from time to time, may grant Cash-Based Awards to participants in such amounts and upon such terms, including the achievement of specific performance goals, as the Committee may determine. The Committee may grant other types of equity-based or equity-related awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Share-Based Award shall be expressed in terms of shares or units based on shares, as determined by the Committee. The Committee may establish performance goals in its discretion.

Performance-Based Awards

Certain awards granted to “covered employees” (as defined in Section 162(m) of the Code) under the Plan may be granted in a manner such that the awards qualify as performance-based compensation and thus are exempt from the deduction limitation imposed by Section 162(m) of the Code. Awards shall only qualify as performance-based compensation if, among other things, at the time of grant the Committee is comprised solely of two or more “outside directors” (as such term is used in Section 162(m) of the Code and the Treasury Regulations thereunder). The Committee shall set performance goals at its discretion that, depending on the extent to which they are met, will determine the number and/or value of awards intended to qualify as performance-based compensation that will be paid out to the covered employees.

Non-Employee Director Awards

All awards to non-employee directors shall be determined by the full Board. The terms and conditions of any grant to any such non-employee director shall be set forth in an award agreement.

Dividend Equivalents

Any participant selected by the Committee may be granted dividend equivalents based on the dividends declared on shares that are subject to any award, to be credited as of dividend payment dates, during the period between the date the award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such dividend equivalents shall be converted to cash or additional shares by such formula and at such time and subject to such limitations as may be determined by the Committee (but subject to the provisions of Section 409A of the Code, if applicable).

Change in Control: Acceleration of Vesting

One or more awards may be subject to the terms and conditions set forth in a written agreement between the Company and a participant providing for different terms or provisions with respect to such awards upon a “Change of Control” of the Company (as that term may be defined in such written agreement), including but not limited to acceleration of benefits, lapsing of restrictions, vesting of benefits and such other terms, conditions or provisions as may be contained in such written agreement; provided, however, that such written agreement may not increase the maximum amount of such awards.

Certain Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences of awards under the Plan. This summary is not an exhaustive description and does not describe all applicable federal, state or local tax laws.

Incentive Stock Options

A Plan participant is not subject to federal income tax at the time of either the grant or the exercise of an ISO. In the year in which an ISO is exercised, however, the amount by which the fair market value of the shares of common stock received upon the exercise of an ISO exceeds the exercise price will constitute an adjustment to the option holder’s income in computing alternative minimum taxable income. Such adjustment could result in the imposition of, or increase the amount of, the option holder’s “alternative minimum tax” under the Code, as amended. If an option holder does not dispose of such shares of common stock within two years after the ISO was granted or one year after the ISO was exercised, whichever is later (any disposition within those periods is a “disqualifying disposition”), then any gain or loss recognized upon such disposition generally will be treated as long-term capital gain or loss. In such event, the Company will not receive a tax deduction on either the exercise of the ISO or on the sale of the underlying common stock.

If an option holder makes a “disqualifying disposition,” the option holder will realize ordinary income in an amount equal to the lesser of (i) the fair market value of the common stock on the date the ISO is exercised minus the exercise price, or (ii) the sales price received by the option holder on the disposition of such common stock minus the exercise price. In such event, we will be entitled to a deduction in an amount equal to the ordinary income recognized by the option holder. If a sale is a disqualifying disposition, the option holder also may realize short-term or long-term capital gain or loss, if such shares constitute capital assets in an option holder’s hands. The gain or loss will be measured by the difference between the fair market value of the shares on the date of exercise of the ISO and the sales price of the shares.

For purposes of the alternative minimum tax, or AMT, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price generally will be an adjustment included in the optionee’s AMT income. If there is a disqualifying disposition of the share in the year in which the option is exercised, there will be no adjustment for AMT purposes with respect to the share. If there is a disqualifying disposition in a later year, no income is included in the optionee’s AMT for that year. For cap AMT purposes, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for AMT purposes.

Non-Qualified Stock Options

No income is realized by an option holder upon the grant of an NQSO. Upon the exercise of an NQSO, however, the amount by which the fair market value of the common stock on the date of exercise exceeds the exercise price will be taxed as ordinary income to an option holder and the Company will be entitled to a deduction in an equal amount. Such amount will not be an adjustment to income in computing alternative minimum taxable income. Upon subsequent sales of common stock received upon exercise of NQSO’s, an option holder may realize short-term or long-term capital gain or loss, depending upon the holding period of the shares, if such shares constitute capital assets for the option holder. The gain or loss will be measured by the difference between the sales price and the tax basis of the shares sold. The tax basis for this purpose will be the sum of the exercise price and the amount of ordinary income realized by the option holder as a result of such exercise.

Restricted Stock

A participant who has been awarded Restricted Shares will not realize taxable income at the time of the award, and the Company will not be entitled to a deduction at that time; provided, however, that the participant may elect to treat the value of the shares as income at the time of receipt (without regard to restrictions) by filing with the IRS (with a copy to us) an election under Section 83(b) of the Code no later than thirty days after the issuance date. When the restrictions on the Restricted Shares lapse, the participant will have ordinary income and the Company will have a corresponding deduction. The measure of such income and deduction will be the fair market value of the shares at the time the restrictions lapse.

Share Appreciation Rights and Performance Units

No income is realized by a holder of a SAR or PSU at the time the SAR or PSU is granted; however, upon exercise, the amount of cash or the fair market value of the shares of Common Stock received will be taxable as ordinary income to the holder thereof and the Company will be entitled to a deduction in an equal amount.

With respect to tandem stock appreciation rights, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option.

$1,000,000 Compensation Limit

The Code limits the deductibility (under certain circumstances) of compensation that exceeds $1,000,000 annually that is paid by the Company to the Chief Executive Officer and the next three most highly compensated executive officers (other than the principal financial officer) as determined at the end of the Company’s taxable year. The Code and the regulations promulgated thereunder provide certain exclusions from the amounts included in the $1,000,000 limitation, including compensation that is “qualified performance-based compensation” within the meaning of the regulations. The Plan generally is intended to satisfy the requirements set forth in the regulations with respect to “qualified performance-based compensation” with respect to options that are exercisable at an exercise price of not less than 100% of the fair market value of a share of common stock on the date of grant. However, if an option is exercisable at a price less than 100% of the price of a share of common stock on the date of grant, the compensatory element of such NQSO (i.e., the excess of such fair market value over the exercise price) will not constitute “qualified performance-based compensation,” unless the exercise of options is contingent upon the attainment of pre-established performance goals.

Miscellaneous

The Plan is not qualified under Section 401 of the Code. In addition, the Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Plan is not intended to be a funded plan.

CUSIP Number

In connection with the RTO Closing and our related name change to “ForgeHouse, Inc.,” we applied for, and received, a new CUSIP number for our common stock. Our CUSIP number changed from 599792 10 8 to 346299 10 0.

PART II

Item 1. Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters.

Our common shares are not listed on any stock exchange, but are quoted on the OTC Bulletin Board under the symbol “FOHE.” We previously traded under the symbol “MBTL.” The following table sets forth the high and low bid information for our common stock for each quarter since February 2006, as reported by Pink Sheets LLC. The bid prices reflect inter-dealer quotations, do not include retail markups, markdowns or commissions, and do not necessarily reflect actual transactions:

2006-2007 Fiscal Years	LOW	HIGH

Quarter ended April 28, 2006	$.25	$.20
Quarter ended July 31, 2006	$.25	$.25
Quarter ended October 31, 2006	$.35	$.25
Quarter ended January 31, 2007	$.35	$.35
Quarter ended April 30, 2007	$.35	$.35
Quarter ended July 31, 2007	$.35	$.35
Quarter ended October 31, 2007	$.40	$.35
Quarter ended December 31, 2007 (pre- 17.5-for-1 split)	$3	$.40
Quarter ended January 31, 2008 (post- 17.5-for-1 split)	$1.15	$1.10

As of February 5, 2008, the closing sales price for shares of our common stock was $1.50 per share on the OTC Bulletin Board.

The approximate number of stockholders of record at February 5, 2008, was 10. The number of stockholders of record does not include beneficial owners of our common stock, whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

We have declared no dividends on our common shares and are not subject to any restrictions that limit such ability. Dividends are declared at the sole discretion of our Board. We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.

Item 2. Legal Proceedings.

We are not currently a party to any legal proceedings.

Item 3. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

As of February 6,2008, we dismissed Dale Matheson Carr-Hilton Labonte LLP (“Dale”) as our principal accountant effective on such date, and we appointed Kelly & Co. (“Kelly”) as our new principal accountant. Dale’s report on our financial statements for fiscal years 2005 and 2006 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, with the exception of a qualification with respect to uncertainty as to our ability to continue as a going concern. The decision to change accountants was recommended and approved by our Board.

During fiscal years 2005 and 2006, and the subsequent interim period through the dismissal, there were no disagreements with Dale on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Dale, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their report, nor were there any reportable events as defined in Item 304(a)(1)(iv)(B) of Regulation S-B.

We engaged Kelly as our new independent accountant as of February 6, 2008. During fiscal years 2005 and 2006, and the subsequent interim period through February 6, 2008, we nor anyone on our behalf engaged Kelly regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was either the subject of a “disagreement” or a “reportable event,” both as such terms are defined in Item 304 of Regulation S-B.

We have requested Dale to furnish us with a letter addressed to the Commission stating whether it agrees with the statements made by us in this Current Report, and, if not, expressing the respects in which it does not agree.

Item 4. Recent Sales of Unregistered Securities.

See Item 3.02 of this Form 8-K, below, which describes sales of unregistered securities in connection with the Exchange and certain registration rights.

Item 5. Indemnification of Directors and Officers.

Under our Amended and Restated Articles of Incorporation, no director or officer will be held personally liable to us or our stockholders for damages of breach of fiduciary duty as a director or officer unless such breach involves intentional misconduct, fraud, a knowing violation of law, or a payment of dividends in violation of the law. Under our Bylaws, directors and officers will be indemnified to the fullest extent allowed by the law against all damages and expenses suffered by a director or officer being party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative. This same indemnification is provided pursuant to Nevada Revised Statutes, Chapter 78, except the director or officer must have acted in good faith and in a manner that he believed to be in our best interest, and the stockholders or the Board unless ordered by a court, must approve any discretionary indemnification.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

PART III

Item 1. Index to Exhibits

Exhibits are listed and described in Item 9.01 of this Form 8-K.

Item 3.02.  Unregistered Sales of Equity Securities.

In connection with the Exchange, on January 31, 2008, the Company issued an aggregate 10,500,000 of its common shares to certain members of ForgeHouse, in exchange for their membership interests of ForgeHouse. The issuance was made pursuant to Rule 506 under Regulation D of the Securities Act of 1933, as amended. We believe that exemption was available because (i) no advertising or general solicitation was employed in offering the securities, (ii) the offering and sales were made to three persons or entities, all of whom were non-accredited investors (each received applicable disclosure materials), and (iii) transfer was restricted in accordance with the requirements of the Securities Act of 1933 (including by legending of certificates representing the securities).

Upon the RTO Closing, we issued and sold an aggregate of 2 million units of our securities to four non-U.S. Persons, as that term is defined in Rule 902(k) of Regulation S as promulgated by the SEC, for the aggregate price of $2,100,000. Each unit (“Unit”) consisted of one share of our common stock and one warrant to purchase an equivalent number of shares of our common stock. The purchase price of each Unit was $1.05. We intend to use the net proceeds of the offering for debt repayment and general working capital purposes. The issuances were made under Regulation S promulgated by the SEC. We believe that exemption was available because (i) no advertising or general solicitation was employed in offering the securities, (ii) the offering and sales were made to four persons or entities, each of which was an accredited investor and all of which were non-U.S. Persons, and (iii) transfer was restricted in accordance with the requirements of the Securities Act of 1933, as amended (including by legending of certificates representing the securities).

Immediately following the RTO Closing, we granted an aggregate 827,000 options to purchase an equivalent number of shares of our common stock to various of our employees under our Plan. The grants were made pursuant to Rule 506 under Regulation D promulgated by the SEC. We believe that exemption was available because (i) no advertising or general solicitation was employed in offering the securities, (ii) the grants were made to 6 persons, all of whom were non-accredited investors (each received applicable disclosure materials), and (iii) transfer of the options was restricted in accordance with the requirements of the Securities Act of 1933 (including by legending of certificates representing the securities).

The common stock issued pursuant to the Exchange Agreement to the members of ForgeHouse, the options granted to the employees, and the common stock underlying such options are all subject to a two-year restriction on any sale, transfer, assignment, pledge or other derivation of economic value by the holders thereof. If, during such two-year period, an employee who owns such securities is dismissed for “cause” or terminates employment without “good reason” (as those terms are defined in the Exchange Agreement), then such securities owned by such individual will be subject to a right of first refusal in favor of all other members of our management and, in respect of such securities remaining unpurchased, thereafter in favor of the holders of the Series A Convertible Preferred Stock. Notwithstanding the term of such lock-up, if the holder is an employee and is terminated without “cause” or terminates his or her employment for “good reason,” such holder may, during each calendar quarter of the lock-up, sell, pledge, hypothecate, or otherwise derive economic value from an amount of such shares equivalent to not more $25,000, as particularly stated in the holder’s Lock-Up Agreement.

Item 5.01.  Changes in Control of Registrant.

The Exchange resulted in a change in control of the Company on January 31, 2008. See Item 2.01 “Completion of Acquisition or Disposition of Assets” above.

Except for the change in control related to the RTO Closing and the preferred stock financing described herein, there has been no change in control of the Company during the most recent fiscal year ended, nor to the date hereof, and there are no other current agreements, pledges of the Company’s common stock or arrangements or understandings that may result in a change in control of the Company.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the Exchange Agreement, concurrently with the RTO Closing, John Britchford-Steel and Keith Ebert were appointed as members of the Board. Mr. Ebert fills one of the two board positions that can be filled by the holders of the Series A Convertible Preferred Stock. The holders of our common stock have the right to elect two members to our Board, as do the holders of the Series A Convertible Preferred Stock. The fifth member of our Board is initially to be agreed upon by the other four directors, Further, Nicole Milkovich resigned her officer positions in the Company at the RTO Closing, and John Britchford-Steel was appointed as Chief Executive Officer and Jose Alonso as Chief Operating Officer. Effective post-RTO Closing, Alexander Man-Kit Ngan resigned as a member of our Board. See Part I, Item 5 “Directors and Executive Officers, Promoters and Control Persons;” Part I, Item 6 “Executive Compensation;” and Item 2.01 “Completion of Acquisition or Disposition of Assets;” above.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

We filed Amended and Restated Articles of Incorporation with the State of Nevada, effective January 31, 2008. We also filed a Certificate of Designation with the State of Nevada, effective January 31, 2008, to specify the rights and privileges of our Series A Convertible Preferred Stock. Further, we filed Articles of Exchange to effect the transactions contemplated by the Exchange Agreement. Furthermore, the transaction contemplated by the Exchange Agreement was treated as a “reverse merger”; therefore, in accordance with reverse merger accounting, our fiscal year-end was changed from January 31 to December 31, which is the fiscal year end of ForgeHouse. Our next periodic filings will be our Quarterly Report on Form 10-QSB for the quarter-ended March 31, 2008.

The following summarizes the changes to our Articles of Incorporation.

Authorization of a Class of Preferred Stock

Our articles of incorporation did not authorize the Company to issue preferred stock. Our Board and majority stockholder approved our Amended and Restated Articles of Incorporation to authorize the issuance of 10,000,000 shares of preferred stock, par value $.001 per share.

The authorization of our Board to create and issue various series of preferred stock without additional stockholder approval provides the Company the flexibility to seek additional capital through equity financings in a competitive environment and to use equity, rather than cash, to complete acquisitions.

The term “blank check” preferred stock refers to stock for which the designations; preferences; conversion rights; and cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof; are determined by the board of a company. Upon the effectiveness of the amendment to our articles of incorporation, our Board became entitled to designate the attributes of up to 10,000,000 shares of preferred stock in one or more series with such limitations and restrictions as may be determined in the sole discretion of our Board, with no further authorization by stockholders required for the creation and issuance thereof. When required by law and in accordance with the provisions of Section 78.195 of the Nevada Revised Statutes, our Board will have the express authority to execute, acknowledge and file certificates of designations setting forth any and all powers, designations, preferences, rights, qualifications, limitations or restrictions on the preferred stock.

Preferred stock issued may include certain designations; preferences; conversion rights; and cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions; any of which may dilute the voting power and economic interest of the holders of our common stock. For example, in a liquidation, the holders of the preferred stock may be entitled to receive a certain amount per share of preferred stock before the holders of the common stock receive any distribution. In addition, the holders of preferred stock may be entitled to a certain number of votes per share of preferred stock and such votes may dilute the voting rights of the holders of common stock when the Company seeks to take corporate action. Furthermore, preferred stock could be issued with certain preferences over the holders of common stock with respect to dividends or the power to approve the declaration of a dividend. These are only some examples of how shares of preferred stock, if issued, could dilute the interests of the holders of common stock.

Indemnification of our Directors, Officers, Employees, and Agents

Our articles of incorporation did not address indemnification by us. Our Board and majority stockholder approved our Amended and Restated Articles of Incorporation to provide that we will indemnify our directors and officers to the fullest extent permitted by the laws of the State of Nevada. We may also indemnify our employees and agents, or the employees or agents of other businesses at our request, to the fullest extent permitted by the laws of the State of Nevada. We shall be required to indemnify any person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by our Board or is a proceeding to enforce such person’s claim to indemnification pursuant to the rights granted by our articles of incorporation or otherwise by us. The purposes of this amendment was to assist with attracting and retaining directors, officers, employee, and other agents.

Eliminate any Liability of our Directors to the Extent Permitted

Our articles of incorporation did not address the liability of our directors. Our Board and majority stockholder approved our Amended and Restated Articles of Incorporation to provide that the liability of our directors for monetary damages will be eliminated to the fullest extent permitted by the laws of the State of Nevada. The purpose of this amendment was to assist with attracting and retaining directors and to allow directors to perform their duties without being concerned about frivolous lawsuits.

Change Our Name to “ForgeHouse, Inc.”

Our Board and majority stockholder approved our Amended and Restated Articles of Incorporation to change our name to “ForgeHouse, Inc.” Upon the RTO Closing, our principal business became the business carried on by our new wholly-owned subsidiary, ForgeHouse LLC. Accordingly, we believed this new name would be appropriately descriptive of the business proposed to be conducted by us following the RTO Closing. The reason for this amendment was to align our proposed new business with our corporate name.

Decrease the Number of our Authorized Shares of Common Stock

Our Board approved a decrease in the number of our authorized shares of common stock to 100,000,000. The par value remains $0.001 per share. The reason for this amendment was to assist with corporate governance matters.

Item 5.06.  Change in Shell Company Status.

As of the RTO Closing, we are no longer a shell company, as that term is defined in Rule 12b-2 under the Exchange Act. See Item 2.01 “Completion of Acquisition or Disposition of Assets” above.

Item 9.01.  Financial Statements and Exhibits.

(a) Financial Statements. See page F-1.

(b) Shell Company Transactions. See (a) above.

(c) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Exchange by and among Milk Bottle Cards, Inc., and certain members of ForgeHouse, LLC, dated January 31, 2008

2.2*	Capital Interest Purchase Agreement, by and among the Company and Paul Grootendorst, Bryan Irving, Brooks Mileson, and Ian Morl, dated January 31, 2008

2.3*	Repurchase Agreement, by and between the Company and Nicole Milkovich, dated January 31, 2008

3.1*	Amended and Restated Articles of Incorporation, as filed with the Secretary of State of the State of Nevada, effective January 31, 2008

3.2	Bylaws, incorporated by reference to Exhibit 3(ii) of the Company’s Registration Statement on Form SB-2, filed on April 15, 2005

3.3*	Certificate of Designation of Series A Convertible Preferred Stock, as filed with the Secretary of State of the State of Nevada, effective January 31, 2008

3.4*	Articles of Exchange, as filed with the Secretary of State of the State of Nevada, effective January 31, 2008

10.1	2008 Incentive Plan, incorporated by reference to Exhibit B of the Company’s definitive Information Statement on Schedule 14-C, filed January 2, 2008

10.2*	Form on Incentive Stock Option Award Agreement under the 2008 Incentive Plan

10.3*	Form of Nonqualified Stock Option Award Agreement under the 2008 Incentive Plan

10.4*	Employment Agreement with John Britchford-Steel, dated as of January 31, 2008

10.5*	Employment Agreement with Jose Alonso, dated as of January 31, 2008

10.6*	Mutual Release, by and among the Company, ForgeHouse, and Paul Grootendorst, Bryan Irving, Brooks Mileson, and Ian Morl, dated as of January 31, 2008

10.7*	Form of Lock-Up Agreement, dated as of December 12, 2007, by and between the Company and each of certain beneficial stockholders.

10.8*	Form of Subscription Agreement, dated as of January 31, 2008, by and between the Company and each of certain preferred stockholders.

10.9*	Form of Common Stock Purchase Warrant, dated as of January 31, 2008, by and between the Company and each of certain preferred stockholders.

10.10*	Promissory Note, in favor of Arngrove Group Holdings Ltd., dated as of January 31, 2008

10.11*	Promissory Note, in favor of After All Limited, dates as of January 31, 2008

10.12*	Subordination and Intercreditor Agreement, by and among the Company, ForgeHouse, and Paul Grootendorst, Bryan Irving, Brooks Mileson, and Ian Morl, dated as of January 31, 2008

* attached hereto

WHERE YOU CAN FIND MORE INFORMATION

Because we are subject to the informational requirements of the Securities Exchange Act, we file reports, proxy statements and other information with the SEC.  You may read and copy these reports, proxy statements and other information at the public reference room maintained by the SEC at its Public Reference Room, located at 100 F Street, N.E. Washington, D.C. 20549.  You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330.  In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC also maintains a web site at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

FORGEHOUSE, INC.

Date: February 6, 2008	By:	/s/ John Britchford-Steel
John Britchford-Steel
Chief Executive Officer